Exhibit 10.2

Execution Version

SENIOR SECURED NOTES INDENTURE

Dated as of December 6, 2016

Among

COBALT INTERNATIONAL ENERGY, INC.

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES

HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

10.750% FIRST-LIEN SENIOR SECURED NOTES DUE 2021

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APPENDIX A	–	Provisions Relating to the Notes

EXHIBIT A	–	Form of Note

EXHIBIT B	–	Form of Institutional Accredited Investor Transferee Letter of Representation

EXHIBIT C	–	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

SCHEDULE 4.22	–	Conditions Subsequent

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INDENTURE, dated as of December 6, 2016, among Cobalt International Energy, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto, and Wilmington Trust, National Association, as Trustee, Collateral Agent, Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $500,000,000 aggregate principal amount of 10.750% First-Lien Senior Secured Notes due 2021 (the “Notes”); and

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors, the Trustee and Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2019 Notes” means the Company’s series of Senior Debt known as the 2.625% Convertible Senior Notes due 2019, issued on December 17, 2012.

“2024 Notes” means the Company’s series of Senior Debt known as the 3.125% Convertible Senior Notes due 2024, issued on May 13, 2014.

“Accounting Change” means any change in U.S. GAAP.

“Acquired Debt” means (i) Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging or amalgamating with or into or becoming a Restricted Subsidiary and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means (i) any property or assets (including Capital Stock or its substantial equivalent or other Investments) that are used or usable by the Company or any of its Restricted Subsidiaries; and (ii) contracts that are used or usable by the Company or any of its Restricted Subsidiaries in a Permitted Business.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Angolan Assets” means all of the Company’s participating interests, including leasehold and license interests, in and relating to block 20/11 and block 21/09 offshore the Republic of Angola.

“Applicable Premium” means, with respect to a Note on any date of redemption, as calculated by the Company, the greater of:

(1) 1.0% of the then outstanding principal amount of such Note; and

(2) the excess, if any, of (a) the present value as of such redemption date of (i) the redemption price of such Note at December 1, 2018, (such redemption price being set forth in Section 3.07(c)), plus (ii) all required interest payments due on such Note through December 1, 2018 (excluding accrued but unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note;

plus in each case any accrued and unpaid interest on such Note to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant redemption date).

The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Asset Sale” means any sale, lease (including by means of Production Payments and Reserve Sales), transfer or other disposition (whether in a single transaction or a series of related transactions) of any assets or rights by the Company or any Restricted Subsidiary, including by means of a merger, amalgamation, consolidation or similar transaction or a Sale and Leaseback Transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary that is a Guarantor, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary that is a Guarantor (if, in the case of a disposition of assets constituting Collateral, such assets remain subject to a Lien securing the Notes and the Note Guarantees and the transferee assumes the transferor’s obligations under the Security Documents with respect thereto);

(2) the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash, Cash Equivalents and Marketable Securities, (ii) inventory or (iii) damaged, worn out or obsolete equipment or other assets;

(3) [Intentionally omitted.]

(4) any sale, lease, transfer, relinquishment or other disposition of any property or concession to any governmental authority either (i) in the ordinary course of business consistent with industry practice, or (ii) pursuant to the terms of any lease, license, concession or other similar agreement entered in the ordinary course of business;

(5) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(6) the disposition of all or substantially all of the assets of the Company or any Guarantor in compliance with Section 5.01;

(7) the making of any Restricted Payment permitted under Section 4.08 or the making of any Permitted Investment;

(8) any issuance of Disqualified Stock otherwise permitted pursuant to Section 4.09(a) and (b);

(9) the creation of a Lien not prohibited by this Indenture (but not the sale or disposition of the property subject to such Lien);

(10) the licensing or sublicensing of intellectual property or other general intangibles, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(11) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(12) a disposition of hydrocarbons or mineral products inventory in the ordinary course of business;

(13) the farm-out, lease, sublease, sale or other disposition of developed or undeveloped Oil and Gas Properties or license or concession to explore or produce oil and natural gas owned or held by the Company or any Restricted

Subsidiary in exchange for either (i) Oil and Gas Properties or license or concession to explore or produce oil and natural gas owned or held by another Person or (ii) the assumption by the other Person of any liabilities or expenditures to explore or produce oil and natural gas in the Oil and Gas properties or license or concession; provided that any cash proceeds received in connection therewith shall be deemed to be Net Proceeds (calculated in accordance with the definition thereof) and are applied in accordance with Section 4.16;

(14) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets; provided that any cash proceeds received in connection therewith shall be deemed to be Net Proceeds (calculated in accordance with the definition thereof) and are applied in accordance with Section 4.16;

(15) (i) prior to the Asset Sale Cap Repayment Date, the disposition of assets with an aggregate Fair Market Value not to exceed U.S. $5.0 million since the Issue Date and (ii) following the Asset Sale Cap Repayment Date, the disposition of an asset or series of related dispositions of assets with an aggregate Fair Market Value not to exceed U.S. $5.0 million; and

(16) the early termination or unwinding of any Hedging Obligations; provided that any cash proceeds received in connection therewith shall be deemed to be Net Proceeds (calculated in accordance with the definition thereof) and are applied in accordance with Section 4.16.

“Asset Sale Cap Repayment Date” means the first date on which the Company has consummated Offers to Purchase and complied with and fully satisfied its obligations under Section 4.16 for at least $400.0 million aggregate principal amount of Notes since the Issue Date.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors or other insolvency law in applicable jurisdictions (including applicable foreign jurisdictions).

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means, with respect to any Person, the Board of Directors or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, USA, or the place of payment.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with U.S. GAAP as in effect on the Issue Date; the amount of such obligation will be the capitalized amount thereof, determined in accordance with U.S. GAAP as in effect on the Issue Date; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, shares of stock, membership interests, rights to purchase, warrants, options, units, participations or other equivalents of or interests in (however designated, whether voting or nonvoting), such Person’s equity including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1) United States dollars or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic or foreign commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency), and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(8) Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Change of Control” means:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or any Guarantor; or

(3) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person or (B) Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (3) above, if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are the same, and hold in the same proportions as, the holders of the Voting Stock immediately prior to that transaction.

“Change of Control Purchase Price” means:

(1) if a Change of Control occurs prior to December 1, 2018, a redemption price as calculated by the Company equal to 100% of the outstanding principal amount of such Notes, plus the Applicable Premium; and

(2) if a Change of Control occurs on or after December 1, 2018, a redemption price equal to 101% of the aggregate principal amount of the Notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets or property, now owned or hereafter acquired by the Company and the Guarantors (other than Excluded Assets and Excluded Real Property), to the extent such assets or property are mortgaged, pledged or assigned or purported to be mortgaged, pledged or assigned, or are required to be mortgaged, pledged or assigned under this Indenture or the Security Documents to the Collateral Agent, together with the proceeds thereof.

“Collateral Agent” means Wilmington Trust, National Association, as Collateral Agent under this Indenture and the Intercreditor Agreement, and any successor thereto.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Cash Balances” means, at any time, (a) the aggregate amount of cash and Cash Equivalents, in each case, credited to and held in a Controlled Account and that is reflected as an asset on the balance sheet of, the Company and its Restricted Subsidiaries less (b) as of the date of such determination, the sum of (i) any Cash Equivalents to pay bona fide licensing obligations, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Company or any Restricted Subsidiary to third parties which may arise in the ordinary course of business of owning Oil and Gas Properties and for which either (x) the Company or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Company or such Restricted Subsidiary) or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within ten (10) days thereafter, (ii) other amounts permitted to be paid by the Company or any Restricted Subsidiary in accordance with this Indenture and the Security Documents for which the Company or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Company or such Restricted Subsidiary), (iii) while and to the extent refundable and held by the Company or any Restricted Subsidiary, any cash or Cash Equivalents paid to and held by the Company or any such Restricted Subsidiary constituting purchase price deposits pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits (including, without limitation, the Purchase and Sale Agreement dated August 22, 2015 relating to the Angolan Assets), and (iv) any cash or Cash Equivalents held by the Company or any Restricted Subsidiary in good faith to fund any customary deposit in the nature of earnest money with respect to, or the purchase price of, any future acquisition permitted under this Indenture and (v) without duplication of the foregoing clauses (i) through (iv), any cash or Cash Equivalents that appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Company or are not otherwise generally available for use by the Company and its Restricted Subsidiaries, except, in the case of clauses (iii) and (v) without duplication, net of an amount representing fifty percent (50%) of the receivables owed to the Company by Sociedade Nacional de Combustíveis de Angola—Empresa Pública and its subsidiaries and affiliates provided that the amount of receivables used in such calculation does not exceed the amount outstanding as of the Issue Date.

“Control Agreement” means, with respect to any Deposit Account or Securities Account, an agreement in form satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such Deposit Account or Securities Account is maintained and the Company or Guarantor maintaining such Deposit Account or Securities Account, effective to grant “control” (within the meaning of Article 8 and 9 under the applicable UCC) over such Deposit Account or Securities Account to the Collateral Agent.

“Controlled Account” means, a Deposit Account or Securities Account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets), as the case may be, that is subject to a first priority perfected security interest in favor of the Collateral Agent on behalf of the Holders and subject to an effective Control Agreement.

“Corporate Trust Office” shall be at the address of the Trustee or the Collateral Agent, as applicable, specified in Section 13.02 or such other address as to which the Trustee or Collateral Agent, as applicable, may give notice to the Holders and the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, whether or not contingent, without duplication:

(1) the principal of and premium, if any, in respect of (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, notes or other similar instruments for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other persons that are customers or suppliers of such person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(6) all obligations of the type referred to in clauses (1) through (4) of other Persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets or the amount of the obligation so secured;

(7) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such person that is not held by such Person or a Restricted Subsidiary of such person, the greater of the maximum liquidation value of such Preferred Stock or the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock (but excluding, in each case, any accrued dividends);

(8) any other obligations of such person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under U.S. GAAP; and

(9) in respect of any Guarantee by such Person of production or payment with respect to a Production Payment and Reserve Sale (but not any other contractual obligation in respect of such Production Payment and Reserve Sale);

provided that (other than Disqualified Stock and clauses (5) and (6) above) the foregoing debt shall be included in this definition of Debt only if, and to the extent that, the debt would appear as a liability on a balance sheet of such Person or in the notes to the financial statements in accordance with U.S. GAAP.

Notwithstanding the foregoing, the term “Debt” shall not include:

(1) any leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats, crude oil and LNG carriers, FPSO (floating production storage and offloading) facilities, subsea infrastructure, topsides, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other similar assets, provided that such leases or rentals do not include a bargain purchase option;

(2) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet;

(3) Production Payments and Reserve Sales (other than specified in clause (9) above);

(4) any obligations to customers, suppliers or service providers in the ordinary course of business with a maturity less than 90 days;

(5) any obligation of a Person in respect of any operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, unitization agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, whereby such

Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(6) any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with U.S. GAAP) and, in the case of currency hedging agreements or commodity hedging agreements, such agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of interest rate hedging agreements, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to the Debt of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

(7) any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees or letters of credit, surety bonds or performance bonds, adjustment of purchase price, holdbacks, deposits, contingency payment obligations or similar obligations (other than guarantees of Debt), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(8) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(9) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(10) all contracts and other obligations, agreements, instruments or arrangements described in clauses (17), (18), (19), (20) and (21) of the definition of “Permitted Liens.”

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Deposit Account” shall have the meaning ascribed to such term in the Security Agreement.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, in each case at the option of the holder of the Equity Interest) or upon the happening of any event:

(1) matures or are required to be redeemed or redeemable at the option of the holder prior to the date that is 91 days after the earlier of Stated Maturity of the Notes for consideration other than Qualified Equity Interests or the date the Notes are no longer outstanding, or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon customary “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A) are no more favorable to the holders than the covenants described under Section 4.15 and Section 4.16 and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of the Code and any subsidiary of such Foreign Subsidiary.

“DTC” means the Depository Trust Company.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase or receive, Capital Stock, but excluding Debt convertible into equity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Notes” shall mean, collectively, the 2019 Notes and the 2024 Notes.

“Excluded Asset” shall have the meaning ascribed to such term in the Security Agreement.

“Excluded Subsidiary” shall mean (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Company, (c) any Unrestricted Subsidiary and (d) any Foreign Subsidiary.

“Excluded Real Property” means: (1) any real property other than any Material Real Property, (2) any real property, or fixtures affixed or personal property related to any real property, to the extent excluded from any pledge thereof or grant of security interests therein to secure the Notes pursuant to a mortgage or other Security Document, (3) any real property, or fixtures affixed or personal property related to any real property, to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or governmental authority (excluding any prohibition or restriction that is ineffective under the UCC), unless such consent, approval, license or other authorization has been obtained), and (4) any real property, or fixtures affixed or personal property related to any real property, subject to a purchase money security interest, capital lease obligation or similar arrangement permitted under the Indenture, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or any Restricted Subsidiary) or otherwise require consent thereunder (other than from the Company or any Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or equivalent law.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company and, unless specified in the relevant provision of this Indenture, if the Fair Market Value exceeds $10.0 million, by an Officer of the Company, whose determination will be conclusive if evidenced by an Officer’s Certificate delivered to the Trustee.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

“Gabon Assets” means all of the Company’s participating interests, including leasehold and license interests, in and relating to the Diaba block offshore Gabon.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary of the Company that Guarantees the Notes in accordance with the terms of this Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Agreements” means (i) (a) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (b) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (ii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means the obligations of any Person pursuant to Hedging Agreements.

“Holder” means the Person in whose name a Note is registered in the Registrar’s books.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guarantee such Debt or Capital Stock. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Intercreditor Agreement” means the collateral agency and intercreditor agreement (as amended, supplemented or modified from time to time, including without limitation to enjoin the representative of the Junior Lien Debt and the other parties thereto if the Company or any Guarantor Incurs any Debt which is permitted to be secured on a junior basis to the security interest in favor of the Notes and any Second Lien Debt), dated as of the Issue Date, by and among the Company, Wilmington Trust, National Association, as Collateral Agent, Wilmington Trust, National Association, as Trustee, and Wilmington Trust, National Association, as trustee and collateral agent under the Second Lien Indenture, as the same may be amended, supplemented, or otherwise modified in a manner not adverse to the Holders when taken as a whole, as compared to the Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means June 1 and December 1 of each year to stated maturity of the Notes.

“Investment” with respect to any Person means:

(1) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations),

(2) advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business),

(3) purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP (on an unconsolidated basis), or

(4) the purchase or acquisition of or other investment in any unsecured Debt or Junior Lien Debt of the Company or any of its Subsidiaries, which shall not be permitted under this Indenture except as expressly provided in Section 4.08.

For purposes of Section 4.08, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Debt of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Junior Lien” means a Lien granted by a Junior Lien Security Document to a Junior Lien Collateral Agent, at any time, upon any Collateral to secure Junior Lien Debt.

“Junior Lien Collateral Agent” means any collateral agent under Junior Lien Documents, and any successor thereto.

“Junior Lien Debt” means (i) any Second Lien Debt (including the Second Lien Notes) and all Obligations in respect thereof and (ii) any other Debt and all Obligations in respect thereof (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured on a junior basis to the security interest in favor of the Notes and the Note Guarantees, as the case may be, which Junior Lien Debt was permitted to be incurred and so secured under each applicable Junior Lien Document; provided, in the case of Debt referred to in this clause (ii), that,

(a) such Debt is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(b) all requirements set forth in the Junior Lien Security Documents as to the confirmation, grant or perfection of the Junior Lien Collateral Agent’s Lien, to the extent required, to secure such Debt or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements have been satisfied).

“Junior Lien Documents” means the Second Lien Debt Documents and any additional indenture, credit agreement or other agreement governing a series of Junior Lien Debt and the Junior Lien Security Documents that create or perfect Liens securing Junior Lien Debt.

“Junior Lien Security Agreement” means the Second Lien Pledge and Security Agreement (as amended, supplemented or modified from time to time), dated as of December 6, 2016, among the Company, the Guarantors party thereto and Wilmington Trust, National Association, as Junior Lien Collateral Agent.

“Junior Lien Security Documents” means the Intercreditor Agreement, the Junior Lien Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, intercreditor agreements, deed of trust or other grants or transfers for security executed and delivered by the Company, a Guarantor or any other obligor under the Notes or the Note Guarantees creating (or purporting to create) a Junior Lien upon Collateral in favor of a Junior Lien Collateral Agent for the benefit of the holders of Junior Lien Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Lien” means any mortgage (legal, equitable or otherwise), pledge, security interest, charge, conditional sale or other title retention agreement or other similar lien.

“Lien Sharing and Priority Confirmation” means as to any series of Junior Lien Debt, the written agreement enforceable against the Holders of such series of Junior Lien Debt, as set forth in the applicable Junior Lien Document (which, for the avoidance of doubt, may include the Intercreditor Agreement or any joinder or supplement thereto):

(a) for the enforceable benefit of all holders of the Notes, that all Junior Lien Debt will be and are secured on a junior Lien basis to the security interest in favor of the Notes, and that all such junior Liens will be enforceable by the Junior Lien Collateral Agent for the benefit of all holders of Junior Lien Debt equally and ratably;

(b) for the enforceable benefit of all holders of the Notes, that the holders of Obligations in respect of such series of Junior Lien Debt are bound by the provisions of the Intercreditor Agreement and other Junior Lien Security Documents, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from enforcement of Junior Liens; and

(c) consenting to and directing the Junior Lien Collateral Agent to perform its obligations under the Junior Lien Security Documents in respect of the Junior Lien Debt.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “AA-” from Fitch, or the equivalent local rating.

“Material Real Property” means any Oil and Gas Property located in the United States of America or any state thereof having a book value determined in accordance with U.S. GAAP in an amount equal to or more than U.S. $1.0 million. Any Oil and Gas Properties located in the United States of America or any state thereof will become Material Real Property if at the Issue Date or at the time of acquisition it has a book value in an amount less than U.S. $1.0 million, but which later increases in value such that the book value becomes equal to or more than U.S. $1.0 million.

“Net Cash Proceeds,” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash and (ii) proceeds from the conversion of other consideration received when converted to cash, but, to the extent applicable, excluding any consideration deemed to be cash and Cash Equivalents pursuant to clause (2) of 4.16(a)), net of:

(1) brokerage commissions and other fees and expenses directly related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations and available tax credits and tax sharing arrangements of the Company and its Restricted Subsidiaries;

(3) payments required to be made to repay Debt (other than revolving credit borrowings and Asset Sale Offers for the Notes pursuant to Section pursuant to Section 3.09) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale determined in accordance with U.S. GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any Debt of the Company or any Restricted Subsidiary to declare a default on such Debt or cause the payment of the Debt to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” has the meaning set forth in the recitals hereto, and more particularly means any Note authenticated and delivered under this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), additional amounts, premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt, in each case whether incurred before or after the filing of a petition in bankruptcy, reorganization or similar proceeding and whether or not available under applicable state, federal or foreign law.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” means the Chairman or any Director of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the General Counsel or the Secretary of any Person, or any other officer of such Person designated by any such individuals or any members or managers. Unless otherwise indicated, Officer shall refer to an Officer of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“Oil and Gas Properties” means all properties, including without limitation, equity or other ownership interests directly or indirectly therein, and any interests in any concession or license to explore or produce oil and natural gas.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, in each case, containing customary exceptions and qualifications. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, including without limitation, (1) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other hydrocarbon and mineral properties or products produced in association with the foregoing (including without limitation through operating agreements, joint ventures, partnership agreements, technical evaluation agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements or otherwise), and the utilization of the Company’s and its Restricted Subsidiaries’ properties or rights to explore or produce oil and gas, (2) the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests, properties or rights products produced in association therewith and the marketing of oil, gas and other hydrocarbons and minerals obtained from unrelated Persons, (3) development, purchase and sale of real estate and interests therein, and (4) any business or activity related to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition.

“Permitted Business Investment” means any Investment made by the Company or any Guarantor in assets or properties (including Capital Stock, Debt or any other security or instrument of a Person) that is customary for a Permitted Business for the purpose of actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership including (1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems (directly or indirectly through any investment vehicle); (2) any operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment, excluding, however, Investments in (a) corporations and publicly-traded limited partnerships and (b) joint ventures or partnerships formed for any purpose other than sharing with any other Person the costs and expenses related to the development of Oil and Gas Properties; provided, that any Permitted Business Investment in the form of an Investment in a joint venture shall not exceed the amount permitted by clause (22) of the definition of Permitted Investments.

“Permitted Debt” has the meaning set forth under Section 4.09(c).

“Permitted Intercompany Activities” means any transactions between or among the Company and its Restricted Subsidiaries that are entered into in the ordinary course of business and consistent with past practice of the Company and its Restricted Subsidiaries and, in the good faith judgment of the Company are necessary or advisable in order to maintain the ownership or operation of the business of the Company and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, to the extent then due and payable and (ii) management, technology and licensing arrangements, in each case for a legitimate business purpose.

“Permitted Investment” means:

(1) any Investment in the Company or any Restricted Subsidiary (including, without limitation, in any Debt, other security or instrument thereof (other than any unsecured Debt or Junior Lien Debt which shall not be permitted by this Indenture except as expressly provided in Section 4.08)); and any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided, that any Investments in a Restricted Subsidiary that is not a Guarantor shall be limited to U.S. $25.0 million at any time outstanding;

(2) Investments in Cash Equivalents and Marketable Securities as determined in accordance with U.S. GAAP;

(3) stocks, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(4) Incurrence of Debt or guarantees of Debt permitted pursuant to Section 4.09 and in compliance with Section 4.11;

(5) any Investment existing on, or made pursuant to a binding commitments existing on or approved by the Board of Directors as of, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date; provided that the new Investment is in an amount that does not exceed the amount replaced, and is made in the same Person as the Investment replaced.

(6) Investments represented by Hedging Obligations permitted under this Indenture;

(7) Investments which are made exclusively with Capital Stock of the Company (other than Disqualified Stock);

(8) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(9) any acquisition and holding of (a) federal, state and municipal tax credits acquired solely to pay amounts owed by the Company or any Restricted Subsidiary to tax authorities and (b) discounted obligations of any governmental authority acquired solely to pay tax amounts owed by the Company or any Restricted Subsidiary to such governmental authority;

(10) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.16, provided that such Investments shall be pledged as Collateral to the extent (i) the assets subject to such Asset Sale constituted Collateral and (ii) provided by the Security Documents;

(11) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(12) workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(13) prepayments and other credits to suppliers made in the ordinary course of business;

(14) (i) loans and advances pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business, and (ii) loans and advances made to, or guarantees with respect to loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary not to exceed $2.5 million in any 12-month period;

(15) Investments in connection with pledges, deposits, payments or surety and performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under asset retirement, health, safety or environmental obligations;

(16) any Investment acquired from a Person which is merged with or into the Company or any of its Restricted Subsidiaries, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(17) Guarantees of performance or other obligations arising in the ordinary course in the Permitted Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Permitted Business;

(18) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(19) loans or grants in respect of community development or social projects made in the ordinary course of business customary in the Permitted Business as appropriate for the Company’s regions of operations and consistent with past practice or counterparty requirement;

(20) Investments in the Capital Stock of any Person other than a Restricted Subsidiary of the Company that are required to be held pursuant to an involuntary governmental order of consideration, nationalization, seizure or expropriation or other similar order with respect to Capital Stock of such Person (prior to which order such Person was a Subsidiary of the Company);

(21) Investments in Marketable Securities or instruments to fund the Company’s or its Restricted Subsidiary’s employee related obligations pursuant to compensation arrangements approved by the Board of Directors or senior management of the Company;

(22) Investments in any joint venture of the Company or any Restricted Subsidiary in an aggregate amount not to exceed U.S. $25 million at any one time outstanding;

(23) [Reserved.];

(24) any Permitted Business Investment;

(25) advances made to customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;

(26) (i) any Investment made in the ordinary course for the purpose of funding any Subsidiary directly or indirectly owning all or a portion of the Angolan Assets prior to or in connection with any sale of such Angolan Assets (or all or a portion of the Capital Stock of any Subsidiary holding such Angolan Assets), including, without limitation, any expenditures or Investments made for the purpose of actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting hydrocarbons related to the Angolan Assets, whether through agreements, transactions, interests or arrangements or to comply with regulatory or contractual requirements; and (ii) any Investment made in the ordinary course for the purpose of funding any Subsidiary directly or indirectly owning all or a portion of the Gabon Assets prior to or in connection with any sale of such Gabon Assets (or all or a portion of the Capital Stock of any Subsidiary holding such Gabon Assets), including, without limitation, any expenditures or Investments made for the purpose of actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting hydrocarbons related to the Gabon Assets, whether through agreements, transactions, interests or arrangements or to comply with regulatory or contractual requirements; provided, that any such Investment described in clause (ii) above shall not exceed U.S. $50.0 million in the aggregate since the Issue Date; and

(27) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (26) that are at the time outstanding, not to exceed U.S.$10 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, that such amount shall not be permitted to be used for any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of outstanding unsecured Debt or Junior Lien Debt of the Company or any Restricted Subsidiary.

“Permitted Refinancing Debt” means any Debt of the Company or any of the Company’s Restricted Subsidiaries that are Guarantors, issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Debt of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Debt); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of the Debt renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Debt being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Debt being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Debt being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Debt being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) such Debt is not incurred (other than by way of guarantee) by a Restricted Subsidiary if the Company is the issuer or primary obligor on the Debt being exchanged, renewed, refunded or refinanced; and

(5) such Refinancing Debt shall not include Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including without limitation any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein, (ii) any intangible assets, including, without limitation, and brand names, trademarks, copyrights and patents and similar rights, (iii) any income (licensing or otherwise), proceeds of sale or other revenues therefrom and (iv) any other interest of any kind of property or asset.

“Purchase Money Obligations” means any Debt Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Record Date” for the interest payable on any applicable Interest Payment Date means the May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the Corporate Trust Office of the Trustee or the Collateral Agent, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Unless otherwise indicated, when used herein, the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Company.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Debt” means any Debt (including (i) letters of credit and reimbursement obligations with respect thereto and (ii) the Second Lien Notes) of the Company that is secured on a second-lien basis to the security interest in favor of the Notes and the Note Guarantees, as the case may be, and subject to the Intercreditor Agreement, which Second Lien Debt was permitted to be incurred and so secured under each applicable Junior Lien Document.

“Second Lien Collateral Agent” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of the Second Lien Indenture or the applicable Junior Lien Security Documents and thereafter means the successor serving thereunder.

“Second Lien Debt Documents” shall mean the Second Lien Indenture and, subject to the Intercreditor Agreement, all other instruments, agreements and other documents evidencing or governing the Second Lien Debt, or providing for any Guarantee or other right in respect thereof, in each case as amended, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Second Lien Indenture” means that certain indenture, dated as of the Issue Date, between the Company, the Guarantors and Wilmington Trust, National Association, as Second Lien Trustee and Second Lien Collateral Agent, in respect of the Second Lien Notes.

“Second Lien Notes” shall mean the Company’s 7.750% Second-Lien Senior Secured Notes due 2023 issued in an initial aggregate principal amount of $584,732,000 on the Issue Date.

“Second Lien Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of the Second Lien Indenture and thereafter means the successor serving thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securities Account” shall have the meaning ascribed to such term in the Security Agreement.

“Security Agreement” means the First Lien Pledge and Security Agreement (as amended, supplemented or modified from time to time), dated as of December 6, 2016, among the Company, the Guarantors party thereto and Wilmington Trust, National Association, as Collateral Agent.

“Security Documents” means the Intercreditor Agreement, the Security Agreement and all other security agreements, pledge agreements, collateral assignments,

mortgages, collateral agency agreements, intercreditor agreements, deed of trust or other grants or transfers for security executed and delivered by the Company, a Guarantor or any other obligor under the Notes or the Note Guarantees creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent for the benefit of the holders of the Notes and the Note Guarantees, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Debt” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, any Debt of the Company or the Guarantors ranking pari passu in right of payment with the Notes and the Note Guarantees, as applicable (including the Second Lien Notes and the Guarantees thereof, as applicable), which, for the avoidance of doubt, shall not include any Debt, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Debt, guarantee or obligation of the Company, including, without limitation, any Subordinated Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debt” means any Debt of the Company or a Restricted Subsidiary which is subordinated in right of principal payment to the Notes or a Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof or such Person otherwise controls such entity or the results of such Person are required by U.S. GAAP to be consolidated with the Company).

“Termination Conditions” means (i) the full and final payment and the performance of all Obligations under the Notes, the Note Guarantee or this Indenture (other than contingent obligations that may arise in the future for indemnities or otherwise) or (ii) the satisfaction of all conditions to legal defeasance or covenant defeasance under Article 8 hereof.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2018; provided, however, that if the period from the redemption date to December 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means, the Uniform Commercial Code as from time to time in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of applicable law, any of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of the definitions related to or otherwise used in such provisions.

“U.S. GAAP” means accounting practices generally accepted in the United States as in effect from time to time; provided, that the Company shall have the sole discretion to give effect to, for purposes of this Indenture, any change, modification, restatement, reinterpretation or revision of U.S. GAAP (or its application thereof) after the Issue Date that results in the Company’s operating leases or licenses to be reclassified or otherwise treated as capital leases.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to Section 4.13. Any such Designation may be revoked by a resolution of the Board of Directors of the Company, subject to Section 4.13.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Debt.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of which at least 95% of the Capital Stock or other ownership interest (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02. Other Definitions.

Section
Agent Members	2.1(c) of Appendix A
Applicable Procedures	1.1(a) of Appendix A
Asset Sale Cap	3.09(a)
Asset Sale Offer	3.09(b)
Asset Sale Offer Amount	3.09(b)
Asset Sale Offer Period	3.09(b)
Asset Sale Purchase Date	3.09(b)
Authentication Order	2.02(c)
Change of Control Offer	4.15(a)
Change of Control Payment	4.15(a)
Change of Control Payment Date	4.15(a)
Clearstream	1.1(a) of Appendix A
Covenant Defeasance	8.03
Definitive Notes Legend	2.2(e) of Appendix A
Designation	4.13(a)
Distribution Compliance Period	1.1(a) of Appendix A
ERISA Legend	2.2(e) of Appendix A
Euroclear	1.1(a) of Appendix A
Event of Default	6.01(a)
Expiration Date	1.05(j)
Financing Documents	7.02(m)
Global Note	2.1(b) of Appendix A
Global Notes Legend	2.2(e) of Appendix A
IAI	1.1(a) of Appendix A
IAI Global Note	2.1(b) of Appendix A
Legal Defeasance	8.02(a)

Section
Note Register	2.03(a)
Optional Redemption Price	3.07(a)
Paying Agent	2.03(a)
Payment Default	6.01(a)
PDF	13.18
Permitted Liens	4.10(b)
QIB	1.1(a) of Appendix A
Related Party Transaction	4.14(a)
Registrar	2.03(a)
Regulation S	1.1(a) of Appendix A
Regulation S Global Note	2.1(b) of Appendix A
Regulation S Notes	2.1(a) of Appendix A
Restricted Notes Legend	2.2(e) of Appendix A
Restricted Payments	4.08(a)
Revocation	4.13(b)
Rule 144	1.1(a) of Appendix A
Rule 144A	1.1(a) of Appendix A
Rule 144A Global Note	2.1(b) of Appendix A
Rule 144A Notes	2.1(a) of Appendix A
Security Document Order	11.04
Successor Company	5.01(a)
Successor Guarantor	5.01(d)
Unrestricted Global Note	1.1(a) of Appendix A

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(a) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(g) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(h) “including” means including without limitation;

(i) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(j) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 1.04. [Reserved].

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

(k) With respect to any matter under a Security Document requiring the vote of “Required First Lien Secured Parties” (as defined in the Intercreditor Agreement), the Trustee shall vote the entire aggregate principal amount outstanding on the Notes as directed by a majority in principal amount of the Notes then outstanding or such larger percentage expressly required by the terms hereunder.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating; Terms. (a) Provisions relating to the Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$500.0 million.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Section 2.02. Execution and Authentication. (a) At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Notes.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e) The Trustee shall authenticate and make available for delivery upon a written Authentication Order of the Company signed by one Officer of the Company (1) Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000 and (2) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Unrestricted Global Notes.

Section 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may change the Paying or Registrar without prior notice to the Holders of the Notes, the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust. The Company shall, no later than 10:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

To the extent that the Paying Agent receives any amounts pursuant to this Section 2.04 and such amounts are remitted to the Holders, the Trustee and the Paying Agent shall have no further obligations with respect thereto. Each Holder of a Note or a beneficial interest therein by its acceptance thereof agrees that if any amounts received by it are determined to be in contravention of the provisions of an Intercreditor Agreement it shall hold such funds and pay them to the Collateral Agent as described in the Intercreditor Agreement.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders in the Note Register. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06. Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16, 4.18 and 9.05).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) None of the Company, the Transfer Agent and the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Registrar or such other office specified by the Company. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 and Appendix A.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission (provided that such electronic transmission shall be in the form of a pdf file of a document executed by the required Person).

(j) All transfers and exchanges of any Note shall be subject to the provisions set forth in Appendix A. In addition, the Trustee and the Registrar shall be entitled to receive such evidence as may be reasonably requested by it to establish the identity and/or signatures of any transferee or transferor.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee and the Registrar receive evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company, the Trustee and the Registrar in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08. Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee or any authenticating agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If the Trustee or a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to Article 12, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest. (a) If the Company defaults in a payment of interest on the Notes, by acceleration or otherwise (and fails to cure such default within the grace period set forth in Section 6.01(a)(1)), or any other Event of Default shall have occurred and be continuing, the Company shall on demand from time to time pay interest on the outstanding principal amount of the Notes up to (but not including) the date of actual payment (after as well as before judgment) thereof at a rate that is 1.00% per annum in excess of the rate specified in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, Registrar, Paying Agent and Transfer Agent no later than 45 days before notice of redemption is required to be given to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date (unless in connection with a defeasance under Article 8), an Officer’s Certificate setting forth the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur and such information as is required under Section 3.03(b).

Section 3.02. Selection of Notes to Be Redeemed or Purchased. (a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the selection of the Notes to be redeemed or purchased shall be made as follows: (1) if the Notes are listed on any national securities exchange and the Paying Agent is notified of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if such national securities exchange has no requirement governing redemptions or if the Notes are not so listed, the Depositary shall select the Notes by lot in the case of Global Notes and otherwise on a pro rata basis, by lot or by such other method as the Paying Agent in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $1,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03. Notice of Redemption. (a) Subject to Section 3.09, the Company shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07(d), notices of redemption may not be conditional.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least 45 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in (b).

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(e)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05. Deposit of Redemption or Purchase Price. (a) No later than 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly send to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon via wire transfer of immediately available funds to the accounts specified by such Holders thereof. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or make appropriate adjustments to the amount and beneficial interests in any Global Note) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption. (a) At any time prior to December 1, 2018, the Company may on any one or more occasions redeem the Notes, at its option, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price as calculated by the

Company equal to 100% of the outstanding principal amount of such Notes, plus the Applicable Premium plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant redemption date). Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b) Except pursuant to clause (a) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to December 1, 2018.

(c) On and after December 1, 2018, the Company may on any one or more occasions redeem the Notes, at its option, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price equal to 100.0% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant redemption date).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e) Notice of any redemption of the Notes in connection with a corporate transaction (including, without limitation, a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided, that in no event shall such redemption date be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Company may designate at its option and provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person; provided that any call for redemption by such Person be treated as if such call was made by the Company.

Section 3.08. Mandatory Redemption; Open Market Purchases. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

The Company or its Affiliates may at any time purchase Notes in the open market or otherwise at any price, subject to the provisions of this Indenture. Any such purchased Notes will not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 3.09. Offers to Repurchase by Application of Net Cash Proceeds. (a) In the event that, pursuant to Section 4.16, the Company is required to commence an Asset Sale Offer, the Company must, within 30 days, make such Asset Sale Offer to purchase Notes using the Net Cash Proceeds received from such Asset Sale as follows:

(A) If following such Asset Sale, total Net Cash Proceeds received from all Asset Sales since the Issue Date do not exceed $500.0 million, then such Asset Sale Offer shall be for 50% of the Net Cash Proceeds from such Asset Sale;

(B) If following such Asset Sale, total Net Cash Proceeds received from Asset Sales since the Issue Date exceeds $500.0 million but not $1.0 billion, then such Asset Sale Offer shall be for the sum of: (i) 50% of any portion of Net Cash Proceeds from such Asset Sale that, when taken together with total Net Cash Proceeds received from Asset Sales since the Issue Date, does not exceed $500.0 million and (ii) 10% of any portion of the incremental Net Cash Proceeds from such Asset Sale (after taking into consideration such portion of Net Cash Proceeds from such Asset Sale described in clause (i) above); or

(C) If following such Asset Sale, total Net Cash Proceeds received from Asset Sales since the Issue Date exceeds $1.0 billion, then such Asset Sale Offer shall be for the sum of: (i) 50% of any portion of Net Cash Proceeds from such Asset Sale that, when taken together with total Net Cash Proceeds received from Asset Sales since the Issue Date, does not exceed $500.0 million, (ii) 10% of any portion of the incremental Net Cash Proceeds from such Asset Sale that, when taken together with total Net Cash Proceeds received from Asset Sales since the Issue Date (including such portion of Net Cash Proceeds from such Asset Sale described in clause (i) above), exceeds $500.0 million but not $1.0 billion, and (iii) 50% of any portion of the incremental Net Cash Proceeds (after taking into consideration such portions of Net Cash Proceeds from such Asset Sale described in clauses (i) and (ii) above) from such Asset Sale, provided, that in no event shall the total sum paid to Holders of the Notes in any Asset Sale Offer pursuant to this (a) be required to be greater than $400.0 million (the “Asset Sale Cap”). The sum of Net Cash Proceeds set forth above, subject to the Asset Sale Cap, is referred to herein as the “Asset Sale Offer Amount.” Within 15 days following the consummation of any Asset Sale, the Company shall deliver a notice to the Holders specifying the amount of Net Cash Proceeds received. To the extent such notice is not provided within such 15 day period but is subsequently provided, the Company shall be deemed to have complied with its obligations to provide such notice at such time and any Default with respect thereto shall be deemed to be cured.

The purchase price for a Note in any Asset Sale Offer will be 102% of the principal amount, plus accrued and unpaid interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased; provided that after a purchase from a holder in part, such holder shall hold U.S.$1,000 in principal amount of notes or a multiple of U.S.$1,000 in excess thereof.

(b) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than 30 days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will offer all Net Cash Proceeds remaining following its application pursuant to Section 3.09(a), subject to the Asset Sale Cap, to purchase Second Lien Debt, if any (on a pro rata basis, if applicable) as required and in accordance with the procedures set forth in the Second Lien Debt Documents. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d) Upon the commencement of an Asset Sale Offer, the Company shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.16 and the expiration time of the Asset Sale Period;

(2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, the Asset Sale Purchase Date and the aggregate amount of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries since the Issue Date;

(3) that Notes must be tendered in integral multiples of $1,000 (subject to clause (8) below), and any Note not properly tendered will remain outstanding and will continue to accrue interest;

(4) that, unless the Company defaults in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(6) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7) that, if the aggregate principal amount of Notes surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the selection of the Notes for purchase shall be made as follows: (1) if the Notes are listed on any national securities exchange and the Paying Agent is notified of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if such national securities exchange has no requirement governing redemptions or purchases or if the Notes are not so listed, the Depositary shall select the Notes by lot in the case of Global Notes and otherwise on a pro rata basis, by lot or by such other method as the Paying Agent in its sole discretion deems to be fair and appropriate, although no Note having a minimum principal amount of $1,000 shall be purchased in part;

(8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $1,000 or an integral multiple of $1,000 in excess thereof);

(9) that any Net Cash Proceeds in excess of the Asset Sale Offer Amount or not applied to purchase the Notes pursuant to this Asset Sale Offer will be offered to purchase Second Lien Debt, if any, in accordance with the Second Lien Debt Documents; and

(10) the other procedures, as determined by the Company, consistent with this Section 3.09 that a Holder must follow.

(e) On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.16(a)(3), the Asset Sale Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f) The Company (or its paying agent) will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, distribute to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.

(g) The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer, and the procedures related to an Asset Sale Offer contained in this Indenture will be modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to Article 12.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company with respect to the presentment or surrender of Notes in accordance with Section 2.03.

Section 4.03. Taxes. The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Company and its Restricted Subsidiaries and (2) on the ability of the Company and its Restricted Subsidiaries to perform their respective obligations under the Notes or this Indenture.

Section 4.04. Stay, Extension and Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06. Reporting Requirements. (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, under the Exchange Act, and successor provision (unless the SEC will not accept such a filing, in which case the Company will furnish to the Trustee and, upon its prior request, to any Holder, within the time periods specified in the SEC’s rules and regulations):

(1) quarterly reports on Form 10-Q and annual reports on Form 10-K, or any successor or comparable forms, containing all the information that would be required to be contained therein if the Company were required to file such reports, or required in such successor or comparable form; and

(2) all current reports on Form 8-K, or any successor or comparable form, that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) For so long as any Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3), if at any time the Company and the Guarantors are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will be deemed to have provided such information to the holders of the Notes, securities analysts and prospective holders of the Notes if it has filed reports containing such information with the SEC via the EDGAR filing system and such reports are publicly available.

(c) In the event that

any direct or indirect parent of the Company becomes a Guarantor of the Notes, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.06 for the Company will satisfy this covenant; provided that, such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(d) If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X), then the annual and quarterly information required by Section 4.06(a)(1) shall include a reasonably detailed presentation of the financial condition and results of operation) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section.

Section 4.07. Compliance Certificate. (a) The Company and each Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from an Officer (which must be the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer) stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within five Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(1) declare or pay any dividend or make any distribution on the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, (other than (A) dividends or distributions paid in the Company’s Qualified Equity Interests and (B) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly, by the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiaries) any Equity Interests of the Company;

(3) make any payment on or with respect to, or repay, redeem, repurchase, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment on or with respect to any unsecured Debt, Subordinated Debt or Junior Lien Debt (including, without limitation, the Second Lien Debt), except (A) a payment of interest on or after the date when due and (B) a repayment, redemption, repurchase, defeasance or acquisition or retirement in anticipation of Stated Maturity, due within three months of the date of such repayment, redemption, repurchase, defeasance or acquisition or retirement; or

(4) make any Investment (other than Permitted Investments).

(b) The provisions of Section 4.08(a) will not prohibit:

(1) the payment of any dividend or distribution (including in the form of interest on shareholders’ equity) within 60 days after the date of declaration thereof if, at the date of declaration, such dividend or distribution would comply with Section 4.08(a);

(2) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of unsecured Debt or Subordinated Debt owed to the Company or any of its Restricted Subsidiaries, the Incurrence of which was permitted under Section 4.09(c);

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of unsecured Debt, Subordinated Debt or Junior Lien Debt with the proceeds of, or in exchange for, a substantially concurrent issuance of Permitted Refinancing Debt that complies with Section 4.10;

(4) any Restricted Payment made in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company (other than Disqualified Stock) or from a substantially concurrent cash contribution to the common equity of the Company not representing an interest in Disqualified Stock;

(5) repurchases of Equity Interests of the Company deemed to occur upon exercise of warrants, options or rights to acquire Equity Interests if such Equity Interests represent a portion of the exercise price of such warrants, options or rights or nominal cash payments (or related withholding taxes) in lieu of issuances of fractional shares;

(6) the payment of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of the Company’s Equity Interests or any Equity Interests of any of its Restricted Subsidiaries held by any then-existing or former director, officer, employee, independent contractor or consultant of the Company or any of its Restricted Subsidiaries or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, does not exceed U.S.$5.0 million in the aggregate in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum payment of U.S.$7.5 million in any calendar year); provided, further, that the amounts in any fiscal year may be increased by an amount not to exceed the cash proceeds of “key man” life insurance policies received by the Company or any of its Restricted Subsidiaries since the Issue Date;

(7) (a) repurchases of unsecured Debt, Subordinated Debt or Junior Lien Debt at a purchase price not greater than (i) 101% of the principal amount or accreted value, as applicable, of such unsecured Debt, Subordinated Debt or Junior Lien Debt and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount or accreted value, as applicable, of such unsecured Debt, Subordinated Debt or Junior Lien Debt (including, without limitation, repurchases of Second Lien Debt pursuant to Section 4.16) and accrued and unpaid interest thereon, in the event of an Asset Sale, in connection with any change of control offer or asset sale offer required by the terms of such unsecured Debt, Subordinated Debt or Junior Lien Debt, or (b) any repayment, redemption, repurchase, defeasance or other acquisition or retirement of the Existing Notes with Retained Asset Sale Proceeds in accordance with Section 4.16, but in any case only if: (A) in the case of a Change of Control, the Company has first made and consummated an Offer to Purchase and complied with and fully satisfied its obligations with respect thereto pursuant to Section 4.15; or (B) in the case of an Asset Sale, the Company has first made and consummated an Offer to Purchase and complied with and fully satisfied its obligations with respect thereto pursuant to Section 4.16 and, prior to any repayment, redemption, repurchase, defeasance or other acquisition or retirement of the Existing Notes pursuant to clause (b) above, at least U.S. $400.0 million aggregate principal amount of Notes have been repaid, redeemed, repurchased, defeased or otherwise acquired or retired since the Issue Date;

(8) Payments of dividends on Disqualified Stock issued pursuant to Section 4.09(a) or (b);

(9) the defeasance, repurchase, redemption or other acquisition or retirement for value of (a) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock, restricted stock units and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting or (b) to the extent otherwise constituting a Restricted Payment, any rights under any cash and/or equity-settled equity stock appreciation agreement or plan of the Company or any Restricted Subsidiary;

(10) other Restricted Payments in an aggregate amount not to exceed U.S.$10.0 million;

(11) [Reserved.];

(12) Restricted Payments by the Company and its Restricted Subsidiaries pursuant to the Permitted Intercompany Activities;

(13) the repurchase of Existing Notes in an aggregate amount not to exceed $350.0 million since the Issue Date, in one or more transactions, by way of an exchange for Second Lien Debt incurred pursuant to Section 4.10(b)(7), provided that the exchange ratio for such Existing Notes shall not exceed (i) in the case of 2019 Notes to be exchanged, 84.5% of the aggregate principal amount of such 2019 Notes to exchanged, and (ii) in the case of 2024 Notes to be exchanged, 66.5% of the aggregate principal amount of such 2024 Notes to be exchanged; and

(14) the repurchase of Existing Notes in one or more transactions, either by way of (i) a repurchase for cash using the net proceeds of a substantially concurrent issuance of unsecured Debt or Junior Lien Debt (other than Second Lien Debt), or (ii) an exchange for unsecured Debt or Junior Lien Debt (other than Second Lien Debt), in each case incurred in compliance with Section 4.09 and Section 4.10.

provided, further, that, in the case of clauses (2), (6), (8), (10), (13) and (14), no Default or Event of Default has occurred and is continuing or would occur as a result thereof.

Section 4.09. Limitation on Debt and Disqualified Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any unsecured Debt, Junior Lien Debt (other than Second Lien Debt) or Disqualified Stock constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all, for the purpose of this Section 4.09, “refinance”) then outstanding Existing Notes if:

(1) the new Debt or Disqualified Stock has a Stated Maturity prior to the Stated Maturity of the Existing Notes, or

(2) the new Debt or Disqualified Stock bears interest (or provides for dividends) payable in cash at a rate exceeding 12% per annum.

Any intercompany liabilities of the Company and its Restricted Subsidiaries shall be expressly subordinated in right of payment to the Notes.

(b) The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur or suffer to exist any Debt or Disqualified Stock, or any refinancings thereof, in an aggregate principal amount in excess of U.S. $25.0 million at any one time outstanding.

(c) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt of the Company or a Restricted Subsidiary so long as such Debt is owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is expressly subordinated in right of payment to the Notes or the Note Guarantees, as applicable; provided, however, that if such Debt is owed to a Restricted Subsidiary that is not a Guarantor such Debt shall be unsecured and expressly subordinated in right of payment to the Notes;

(2) Permitted Refinancing Debt of Restricted Subsidiaries that are not Guarantors;

(3) [Reserved.];

(4) Debt of the Company or any Restricted Subsidiary in respect of performance bonds, customs, reimbursement obligations, letters of credit, bankers’ acceptances, deposits, promissory notes, self-insurance obligations, completion guarantees and bid, surety or appeal bonds provided in the ordinary course of business;

(5) Debt of the Company represented by the Existing Notes;

(6) Debt represented by guarantees of pension fund obligations of the Company or any Restricted Subsidiary required by law or regulation;

(7) Debt of the Company or any Restricted Subsidiary Incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities; in each case, for vessels owned or chartered by, and in the ordinary course of business of, the Company or any of its Restricted Subsidiaries at any time outstanding not to exceed the amount required by such governmental or regulatory authority;

(8) Debt in connection with treasury, depository, overdraft protections, cash pooling or other cash management arrangements of the Company or any Restricted Subsidiary in place with a bank or financial institution but only to the extent of offsetting credit balances of the Company or any of its Restricted Subsidiaries pursuant to such arrangements;

(9) Debt of the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture;

(10) Debt of the Company or any of its Restricted Subsidiaries for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business;

(11) Guarantees by the Company or any Guarantor of Debt permitted to be Incurred pursuant to this Section 4.09(c);

(12) Debt of the Company or any Restricted Subsidiary in respect of (i) self-insurance obligations or captive insurance companies or consisting of the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(13) Debt of the Company or any Restricted Subsidiary with respect to reimbursement type obligations regarding worker’s compensation claims and Debt and other obligations in respect of deferred compensation of employees Incurred in the ordinary course of business;

(14) Debt of the Company or any Restricted Subsidiary in the form of customer deposits and advance payments received in the ordinary course of business from customers for purchases in the ordinary course of business; and

(15) Debt of the Company or any Restricted Subsidiary consisting of Capitalized Lease Obligations and Purchase Money Obligations; provided, however, that such Debt exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(d) Notwithstanding anything to the contrary in this Section 4.09, the maximum amount of Debt that the Company and its Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies or change in accounting policies or practices.

(e) The Company or Restricted Subsidiaries (i) may not Incur or suffer to exist any Debt that is subordinate in right of payment to other Debt of the Company unless such Debt is also subordinate in right of payment to the Notes or the relevant guarantee on substantially identical term, (ii) will not and will not permit any of its Restricted Subsidiaries, to directly or indirectly Incur, or suffer to exist any Debt that is secured by any Liens that have any form of contractual subordinated Lien priority with respect to the Liens securing such other Debt of the Issuer or any of the Restricted Subsidiaries (other than the Junior Lien Debt), (iii) will not and will not permit any of its Restricted Subsidiaries, to directly or indirectly Incur, or suffer to exist any Debt (other than the Notes or any Junior Lien Debt) secured by a common Lien with other Debt, subject to a contractual payment waterfall or similar arrangement whereby one item of Debt has priority over the other in its rights to receive proceeds of Collateral covered by such common Lien; provided, however, that for purposes of clause (i), no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured, by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis.

(f) The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Debt for purposes of this Section 4.09.

(g) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a non-U.S. currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred or, in the case of revolving credit Debt, first committed; provided that if such Debt is Incurred to refinance other Debt denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Debt is denominated that is in effect on the date of such refinancing.

(h) Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel stating that any joinder, amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any Incurrence of Debt permitted by this Indenture, the Trustee or Collateral Agent is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 4.10. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any Lien on any asset or property of the Company or any Restricted Subsidiary, other than Permitted Liens. No Liens securing Debt for borrowed money shall be permitted to be Incurred on any Excluded Real Property.

(b) Section 4.10(a) will not apply to Liens consisting of the following (“Permitted Liens”):

(1) any Lien in existence on the Issue Date (provided that this clause (1) shall not apply to Liens securing Debt for borrowed money other than Liens securing Second Lien Notes issued on the Issue Date) and any extension, renewal or replacement thereof or of any Lien in clause (7) below; provided, however, that the total amount of Debt so secured is not increased as a result thereof plus any fees and expenses in connection with such extension, renewal or replacement and the Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property);

(2) Liens securing Debt owed by any Restricted Subsidiary of the Company solely to the Company or one or more Restricted Subsidiaries and/or by the Company to one or more such Restricted Subsidiaries;

(3) Liens securing obligations under or with respect to Debt Incurred pursuant to clauses (2) or (11) of Section 4.09(c); provided that (a) Liens securing obligations relating to any Debt permitted to be Incurred pursuant to clause (2) relate only to obligations relating to Permitted Refinancing Debt that (x) is secured by Liens on the same assets as the assets securing the Permitted Refinancing Debt or (y) extends, replaces, refunds, refinances, renews or defeases Debt Incurred issued under clause (2) of Section 4.09(c), and (b) Liens securing obligations relating to any Guarantees Incurred pursuant to clause (11) are also permitted to be Incurred on the Debt referred to in such clause;

(4) Liens securing the Notes in an aggregate principal amount of up to $500.0 million (for the avoidance of doubt, following the purchase, redemption or other acquisition of Notes, no Liens in respect of any other Debt (including any additional Notes) may be incurred pursuant to this clause (4));

(5) Liens or deposits to secure judgments (other than with respect to Section 6.01(a)(7)(b), in each case not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(6) Liens encumbering goods and documents of title with respect to such goods and arising in the ordinary course of business in connection with the issue of documentary letters of credit, and Liens arising out of title retention provisions in a supplier’s standard condition of supply of goods acquired in the ordinary course of business;

(7) Liens securing Second Lien Debt in an aggregate principal amount not to exceed U.S. $350.0 million, provided that (i) if such Second Lien Debt is incurred within six (6) months of the Issue Date, (A) such Second Lien Debt shall have a Stated Maturity no earlier than the Stated Maturity of the Second Lien Notes issued on the Issue Date, and (B) shall not bear interest payable in cash at a rate greater than 7.75%, and (ii) such Second Lien Debt shall be issued only for the purposes of making a Restricted Payment pursuant to Section 4.08(b)(13);

(8) any Lien existing on any property or assets, including Equity Interests (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) of any Person incurred before that Person’s acquisition by, merger or amalgamation into or consolidation with the Company or any Restricted Subsidiary after the Issue Date securing Debt not to exceed U.S.$25.0 million in the aggregate; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation; provided, further that the Lien shall only be permitted if such Liens are limited to all or part of the same property or assets, including Equity Interests (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Company or any Restricted Subsidiary;

(9) any Lien imposed by law that was Incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

(10) pledges or deposits in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, letters of credit and performance, bid, surety, appeal or similar bonds in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Restricted Subsidiaries is a party, or deposits for the payment of rent, or deposits to secure public or statutory obligations or for contested taxes or import or customs duties, in each case Incurred in the ordinary course of business;

(11) any Lien in favor of issuers of surety bonds, performance bonds or letters of credit issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of business;

(12) any Lien securing taxes, assessments and other governmental charges, the payment of which are not more than 60 days past due or are being contested in good faith by appropriate proceedings and for which reserves or other appropriate provisions, if any, have been established as required by U.S. GAAP;

(13) minor defects, easements, rights-of-way, restrictions and other similar encumbrances Incurred in the ordinary course of business and encumbrances consisting of municipal or zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(14) any rights of set-off, netting or similar rights and remedies of any Person with respect to any deposit account of the Company or any Subsidiary arising in the ordinary course of business;

(15) any Lien securing Hedging Agreements so long as such Hedging Agreements are entered into for bona fide, non-speculative purposes;

(16) any Lien on the Capital Stock of an Unrestricted Subsidiary;

(17) any Lien on pipelines and pipeline facilities that arise by operation of law;

(18) any Lien arising under joint venture agreements, partnership agreements, oil and gas leases, subleases, licenses or sublicenses, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, technical evaluation agreements, area of mutual interest agreements, rights of first refusal, rights of first offer, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, override, sales and similar agreements or arrangements relating to the exploration or development of, or production from, Oil and Gas Properties, in each case, entered into in the ordinary course of business in a Permitted Business; provided that (x) such Liens do not secure Debt and (y) such Liens are limited to the assets that are the subject of the relevant agreement or arrangement;

(19) any Lien reserved in oil and gas mineral leases or licenses for bonus (including, without limitation, social bonus), royalty or rental payments and for compliance with the terms of such leases or licenses;

(20) any Lien on, or related to, properties or assets to secure all or part of the costs Incurred in the ordinary course of a Permitted Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation, provided that such Liens do not secure Debt;

(21) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(22) leases or subleases, or licenses or sub-licenses of real property (but not Oil and Gas Properties) and intellectual property, granted to others that do not materially interfere with the ordinary conduct of business of the Company and its Restricted Subsidiaries, taken as a whole;

(23) Liens arising under this Indenture in favor of the Trustee or Collateral Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Debt permitted to be Incurred under this Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Debt;

(24) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Debt so long as such deposit of funds or securities and such decreasing or defeasing of Debt are permitted under Section 4.08;

(25) Liens securing obligations under or with respect to Debt Incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 4.09(c); provided, that such Debt is secured only by assets of such non-Guarantor;

(26) Liens securing Debt of the Company or a Restricted Subsidiary consisting of Capitalized Lease Obligations and Purchase Money Obligations; provided, however, that (i) such Debt exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset), (ii) such Liens extend only to the assets so purchased, leased or improved, and (iii) such Liens secure the financing of equipment related to exploration, production and commercialization activities in connection with a Permitted Business, including without limitation, leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats, crude oil and LNG carriers, FPSO (floating production storage and offloading) facilities, subsea infrastructure, topsides, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other similar assets, following the Company making a final investment decision (FID) relating to the corresponding development project;

(27) Liens securing obligations in an aggregate principal amount at any time outstanding which does not exceed U.S.$10.0 million (determined as of the date of such Incurrence) in the aggregate;

(28) Liens securing any Junior Lien Debt (other than Second Lien Debt), in each case permitted to be Incurred by the Company or any Restricted Subsidiaries pursuant to this Indenture and the Security Documents; provided that any such Junior Lien Debt shall bear interest payable in cash at a rate not to exceed 8.0% per annum; and

(29) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

(c) Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that any joinder, amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any Lien permitted by this Indenture, the Trustee or Collateral Agent is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 4.11. Additional Guarantors. (a) If, after the date of this Indenture, (i) the Company or any Restricted Subsidiary of the Company forms or acquires any Domestic Subsidiary that is a Wholly-Owned Restricted Subsidiary of the Company, (ii) any Restricted Subsidiary of the Company that is not a Guarantor guarantees, is an obligor of, or provides credit support for, any Debt of the Company or any Guarantor (other than Debt incurred by the Company or any Guarantor pursuant to Section 4.09(b) and Section 4.09(c)(1), (2), (3), (4), (6), (7), (9), (10), (12), (13) and (14) to the extent permitted herein) or (iii) an Excluded Subsidiary no longer constitutes an Excluded Subsidiary pursuant to the definition thereof, to the extent that such Excluded Subsidiary is a Domestic Subsidiary and a Wholly-Owned Subsidiary of the Company, then the Company shall cause such Restricted Subsidiary, within 20 Business Days after the date of such event:

(1) execute and deliver to the Trustee a supplemental indenture in the form attached hereto as Exhibit C pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in this Indenture;

(2) execute and deliver all supplements or joinders, as applicable, to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(3) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and the other documents described in clause (1) and (2) above have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute a valid and legally binding and enforceable obligations of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b) Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that any joinder, amendment or supplement and the other documents described in clause (1) and (2) is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any guarantee of Debt (including, without limitation, a Note Guarantee) permitted by this Indenture, the Trustee and Collateral Agent is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 4.12. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Debt owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The foregoing Section 4.12(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) the Second Lien Notes and other agreements governing the Second Lien Notes, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3) agreements governing Debt permitted to be Incurred pursuant to Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided (A) that the encumbrances and restrictions are not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in the good faith judgment of the Company) and (B) either (x) the Company reasonably determines in good faith that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Debt;

(4) applicable law, rule, regulation or order;

(5) any instrument or agreement governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) in the case of Section 4.12(a)(3), any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(B) contained in mortgages, pledges or other security agreements permitted under an instrument securing Debt of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C) contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture;

(D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(E) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(8) provisions with respect to the disposition or distribution of assets or property in leases, subleases, licenses, sublicenses, operating agreements, working interests, royalty or override interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, unitization agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions or arrangements that are customary in the Oil and Gas Business and entered into in the ordinary course of business, which provisions apply only to the assets that are the subject of such agreements;

(9) Purchase Money Obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.12(a)(3);

(10) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(11) Permitted Refinancing Debt; provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Debt being refinanced;

(12) Liens permitted to be incurred pursuant to Section 4.10; and

(13) any agreement or instrument governing a Permitted Business Investment.

Section 4.13. Limitation on Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation;

(2) any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are, and after giving effect to such Designation will be, in compliance with Section 4.14;

(3) such Subsidiary has no Debt other than Non-Recourse Debt; and

(4) the Company would be permitted to make an Investment in an Unrestricted Subsidiary at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment in an Unrestricted Subsidiary at the time of Designation) as a Restricted Payment pursuant to Section 4.08 in an amount equal to the aggregate Fair Market Value of the Company’s Investment in such Subsidiary on such date.

(b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1) no Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(2) all Debt and Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(c) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company and an Officer’s Certificate delivered to the Trustee certifying compliance with the preceding provisions.

(d) If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Debt is not permitted to be incurred as of such date under Sections 4.09 and 4.10 hereof, the Company will be in default of such covenants.

Section 4.14. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company involving aggregate payments or consideration in excess of U.S.$2.5 million (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company.

(b) In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of U.S.$10.0 million (or the equivalent thereof at the time of determination), a majority of the Board of Directors (including a majority of the disinterested members thereof, but only to the extent there are disinterested members with respect to such Related Party Transaction) must first approve (such approval to be set forth in an Officer’s Certificate delivered to the Trustee) such transaction or series of related transactions and determine that such transaction or series of related transactions are on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of this Indenture.

(c) Section 4.14(a) and (b) do not apply to:

(1) any transaction or arrangement between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3) Permitted Investments and any Restricted Payments that do not violate Section 4.08;

(4) [intentionally omitted.];

(5) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(6) transactions or payments (including loans, advances, grants of securities, stock options, reimbursement of out-of-pocket expenses and similar rights) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications, insurance or arrangements entered into in the ordinary course of business;

(7) transactions pursuant to agreements in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(8) transactions with joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property (i) in effect on the Issue Date, as amended, modified or replaced from time to time and (ii) as may be entered into after the Issue Date; provided that the amendment, modification, replacement or new arrangement, taken as a whole, is in the ordinary course of business or customary in the oil and gas industry and otherwise in compliance with the terms of this Indenture and similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the good faith determination of the Company’s Board of Directors or any executive officer of the Company involved in or otherwise familiar with such transaction;

(9) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee an opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.14(a); and

(10) (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business or which is customary in the oil and gas industry except for guarantees of Debt in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

Section 4.15. Offer to Repurchase Upon Change of Control. (a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to the applicable Change of Control Payment Price, plus accrued and unpaid interest to, but excluding the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a Record Date to receive any interest due on the Change of Control Payment Date. Within 15 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise deliver notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depositary) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at the applicable Change of Control Purchase Price, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(2) the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3) that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (7) below);

(4) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $1,000 or an integral multiple of $1,000 in excess thereof); and

(8) the other procedures, as determined by the Company, consistent with this Section 4.15 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1,000;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this Section 4.15.

(c) The Paying Agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) (or make appropriate adjustments to the amount and beneficial interests in any Global Note) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.

(d) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite lenders or holders of Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Debt, make payment to the lenders or holders of such Debt that accept such offer and obtain waivers of any event of default arising under the relevant credit facility, indenture or other agreement from the remaining lenders or holders of such Debt. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of this Indenture if the Company fails to comply with such covenant.

(f) the Company will not be required to make an Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer upon a Change of Control in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer upon a Change of Control made by the Company and purchases all the notes properly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described under Article 3 unless and until there is a default in payment of the applicable redemption price.

(g) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control and be conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(h) The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws and regulations in connection with the repurchase of the Notes pursuant to an Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(i) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.16. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make or consummate any Asset Sale, unless the following conditions are met:

(1) The Company (or the applicable Restricted Subsidiary) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (other than any Asset Sale for which total consideration received, measured at the time received, does not exceed U.S.$50.0 million);

(2) At least 75% of the consideration for such Asset Sale, consists of cash or Cash Equivalents received at closing; provided, however, to the extent that any disposition in any such Asset Sale was of Collateral, the consideration other than cash or Cash Equivalents is pledged as Collateral under the Security Documents substantially simultaneously with such sale, in accordance with the requirements set forth in this Indenture.

(A) Following the Asset Sale Cap Repayment Date, for purposes of this clause (2), (i) the assumption by the purchasers of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a written agreement which releases or indemnifies the Company or such Restricted Subsidiary from such obligations, (ii) Debt (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of, or are not liable with respect to, such Debt in connection with such Asset Sale, (iii) consideration consisting of Debt of the Company or any Guarantor received from persons who are not the Company or any Restricted Subsidiary, and (iv) instruments, securities or other obligations received by the Company or any of its Restricted Subsidiaries from the purchasers that are converted into cash or Cash Equivalents within 180 days of the closing, shall be considered to be cash received at closing;

(B) Notwithstanding clause (2) above, following the Asset Sale Cap Repayment Date, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with clause (a)(2) above to the extent at least 75% of the consideration for such Asset Sale constitutes Additional Assets, cash, Cash Equivalents and/or Marketable Securities; provided that any consideration not constituting Additional Assets received by the Company or any Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this clause shall be applied in accordance with the provisions of clause (3) below; and provided, further, that such Additional Assets acquired through any disposition of Collateral are pledged as Collateral under the Security Documents substantially simultaneously with such acquisition, in accordance with the requirements set forth in this Indenture;

(C) Prior to the Asset Sale Cap Repayment Date, for purposes of clause (2) above, the Company may apply an amount of cash on hand prior to such Asset Sale up to U.S. $50.0 million in the aggregate since the Issue Date to satisfy clause (2) above; provided, that such cash amount shall be deemed “Net Cash Proceeds” for the purpose of clause (3) below.

(3) The Net Cash Proceeds of an Asset Sale of less than U.S. $10.0 million will be carried forward and accumulated. When accumulated Net Cash

Proceeds equals or exceeds such amount, the Company must, within 30 days, make an offer (“Asset Sale Offer”) to purchase Notes and other Second Lien Debt pursuant to Section 3.09. The Net Cash Proceeds of an Asset Sale not applied pursuant to this Section 4.16(a)(3) constitute “Retained Asset Sale Proceeds.” The Company may use any Retained Asset Sale Proceeds for any purpose not otherwise prohibited by this Indenture. All Net Cash Proceeds obtained in connection with an Asset Sale of any assets held by a Restricted Subsidiary shall be promptly distributed to the Company or any Guarantor.

(b) Pending application in accordance with this Section 4.16, Net Cash Proceeds may be invested in Cash Equivalents. The Fair Market Value for any Asset Sale will be determined by the Company in good faith.

(c) To the extent that any portion of Net Cash Proceeds payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

(d) Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, make or consummate any Production Payment and Reserve Sale, other than (1) such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists, and other providers of technical services to the Company or any Subsidiary of the Company or (2) Production Payment and Reserve Sales created, incurred, issued or assumed in connection with the acquisition of, or within 60 days after the acquisition of, the property that is subject thereto.

Section 4.17. After-Acquired Property. Subject to Article 11 of this Indenture and the Security Documents, if at any time after the Issue Date the Company or any of its Restricted Subsidiaries that is a Guarantor acquires or owns any property (other than Excluded Real Property and any Excluded Asset), the Company or such Guarantor shall, as promptly as practicable after such property is acquired or such Restricted Subsidiary becomes a Guarantor, execute and deliver such mortgages, deeds of trust, deeds to secure debt, security instruments, financing statements and certificates or such other documentation as shall be reasonably necessary to vest in the Collateral Agent, for the benefit of the Holders, itself and the Trustee, a perfected Lien (with the priority required hereunder and under the Security Documents), subject only to Permitted Liens, in such property and to have such property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

Section 4.18. Permitted Line of Business. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.19. Payments for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Security Document unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Minimum Liquidity. At all times the Notes are outstanding, the Company and its Restricted Subsidiaries shall maintain aggregate Consolidated Cash Balances equal to at least U.S. $200.0 million.

Section 4.21. Insurance.

(a) The Company and the Guarantors shall:

(1) maintain insurance with respect to their properties and business at all times by financially sound and reputable insurers, to such extent and against such risks as is customarily insured against by Persons in the same or similar businesses operating in the same or similar locations, and of such types and in such amounts as are customarily carried under similar circumstances; and

(2) maintain such other insurance as may be required by law.

(b) Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent information as to their property and liability insurance carriers.

Section 4.22. Conditions Subsequent. The Company shall comply with the obligations described in Schedule 4.22, in each case, within the applicable periods of time specified in such Schedule with respect to such item.

ARTICLE 5

SUCCESSORS

Section 5.01. Consolidation, Merger, Amalgamation or Sale of All or Substantially All Assets. (a) The Company will not consolidate with or merge or amalgamate with or into, or sell, convey, transfer, dispose of or lease all or substantially all of its assets to, any Person, unless:

(1) the surviving Person (the “Successor Company”) (if not the Company) will be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person expressly assumes, by a supplemental indenture to this Indenture substantially in the form of Exhibit C hereto and such other instruments, joinders and other documents, executed and delivered to the Trustee, the Collateral Agent and the Paying Agent, all the obligations of the Company under the Notes, this Indenture and the Security Documents;

(2) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) each Guarantor (unless it is the other party to the transactions described above, in which case Section 5.01(d) shall apply) shall have by supplemental indenture to this Indenture substantially in the form of Exhibit C hereto confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under the Notes, this Indenture and the Security Documents;

(4) the Successor Company (if not the Company) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company (if not the Company) to be subject to the Liens in the manner and to the extent required under the Note Documents; and

(5) the Successor Company (if not the Company) will have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee and Collateral Agent, stating that such consolidation, merger, amalgamation or transfer, that such supplemental indenture and other documents, if any, comply with this Indenture and that such supplemental indenture and the other documents described in clause (1) and (3) above have been duly authorized, executed and delivered and constitute a valid and legally binding and enforceable obligations of the Successor Company or the Guarantors party thereto, as applicable, subject to customary exceptions.

(b) The Trustee and the Collateral Agent will be fully protected in relying upon such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01.

(c) Notwithstanding the restriction described in Section 5.01(a)(2), any Restricted Subsidiary may consolidate with, merge or amalgamate into or transfer all or part of its properties and assets to the Company, the Company may merge or amalgamate into a Restricted Subsidiary that is a Guarantor for the purpose of reincorporating the Company in another jurisdiction, and any Restricted Subsidiary may consolidated with, merge or amalgamate into or transfer all or part of its properties and assets to another Restricted Subsidiary that is a Guarantor.

(d) The Company will not permit any Guarantor to consolidate with or merge or amalgamate with or into, or sell, convey, transfer, dispose of or lease all or substantially all of its assets to, any Person, unless:

(1) the surviving Person (the “Successor Guarantor”) (if not the Guarantor) will be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person expressly assumes in a supplemental indenture to this Indenture substantially in the form of Exhibit C hereto and such other instruments, joinders and other documents, executed and delivered to the Collateral Agent, the Trustee and the Paying Agent, all the obligations of the Guarantor under the Notes, this Indenture, the Note Guarantee and the Security Documents;

(2) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) the Successor Guarantor (if not the Guarantor) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Guarantor (if not the Guarantor) to be subject to the Liens in the manner and to the extent required under the Note Documents; and

(4) the Successor Guarantor (if not the Guarantor) will have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee and the Collateral Agent, stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture, if any, comply with this Indenture and such supplemental indenture and the other documents described in clause (1) and (3) above have been duly authorized, executed and delivered and constitute a valid and legally binding and enforceable obligations of the Successor Company or the Guarantors party thereto, as applicable, subject to customary exceptions.

(e) Notwithstanding the restriction described in Section 5.01(d)(2), any Restricted Subsidiary may consolidate with, merge or amalgamate into or transfer all or part of its properties and assets to any Guarantor, any Guarantor may merge or amalgamate into a Restricted Subsidiary that is or becomes a Guarantor for the purpose of reincorporating such Guarantor in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge or amalgamate into or transfer all or part of its properties and assets to another Restricted Subsidiary that is a Guarantor.

(f) Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that any joinder, amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any transaction provided for in accordance with these provisions, the Trustee and Collateral Agent is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 5.02. Successor Entity Substituted. Upon any consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, assignment, disposition or lease of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Notes, the Security Documents and the Note Guarantees with the same effect as if such surviving Person had been named as the Company or a Guarantor, as the case may be, in this Indenture, the Notes, the Security Documents and the Note Guarantees; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal and interest (and premium, if any) on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. (a) An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of, or premium, if any, any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(3) the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to Section 4.15 or Section 4.16;

(4) the Company or any Guarantor fails to comply with Section 5.01, Section 4.20 or Section 4.22;

(5) the Company or any Guarantor, as the case may be, fails to comply with any of its covenants or agreements in the Notes, the Note Guarantees, this Indenture or the Security Documents (other than those referred to in (1), (2), (3) and (4) above), and such failure continues for 60 days after the notice specified below;

(6) the Company or any Restricted Subsidiary defaults under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or such Restricted Subsidiary (or the payment of which is guaranteed by the Company or such Restricted Subsidiary) whether such Debt or guarantee now exists, or is created after the Issue Date, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Debt prior to its Stated Maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$10.0 million (or the equivalent thereof at the time of determination) or more in the aggregate.

(7) (a) one or more final and non-appealable-judgments for the payment of money are rendered against the Company or any Restricted Subsidiary, and are not paid or otherwise discharged and there is a period of 60 consecutive days following entry of the final and non-appealable judgment that causes the aggregate amount for all such final and non-appealable judgments outstanding and not paid or discharged against all such Persons to exceed U.S.$10.0 million or the equivalent thereof at the time of determination (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect, and (b) one or more final non-appealable judgments (or series of related judgments) for the payment of money (or settlements (or series of related settlements) related to any litigation or threatened claims against the Company or any of its Subsidiaries) in an amount of U.S.$75.0 million or more; provided, that no Event of Default shall occur to the extent any such judgment or settlement (A) relates to ordinary course disputes arising from the operating activities of the Company (which for the avoidance of doubt shall not include among others, financing or business combination transactions) or any disputes or claims arising from any alleged misstatement, omission or other failure to make sufficient disclosure of information, (B) is paid with cash up to U.S.$75.0 million, the proceeds of insurance claims or the net proceeds from additional issuances of (i) unsecured Debt of the Company with a maturity date no earlier than the maturity date of the Second Lien Notes and a cash interest rate no greater than 12% per annum and/or (ii) common stock of the Company or (C) relates to any proceeding or litigation commencing prior to the Issue Date;

(8) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, any Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under the federal bankruptcy laws as now or hereafter in effect and such order is not being contested by the Company, any Guarantor or such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as the case may be, in good faith or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(9) the Company, any Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (i) commences a voluntary case or other proceeding seeking the commencement of judicial or extra judicial reorganization, proceedings or bankruptcy proceedings with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Guarantor or such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(10) any Note Guarantee, ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee;

(11) all or substantially all of the undertakings, assets and revenues of the Company, any Guarantor and any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, taken as a whole, is condemned, seized or otherwise appropriated (other than in accordance with its terms) by any Person acting under the authority of any national, regional or local government, and such condemnation, seizure or appropriation is approved by a final, binding and non-appealable ruling of a court or tribunal exercising competent jurisdiction (including, without limitation, such court or tribunal selected pursuant to an arbitration agreement); or

(12) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents) if such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Restricted Subsidiary.

However, a Default under clause (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the holders of at least 25.0% in principal amount of the Notes outstanding notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in clause (5) of this Section 6.01(a) after receipt of such notice.

(b) The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee with direct responsibility for this Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of any event which is in fact a Default or Event of Default has been given to the Trustee at its corporate trust office by the Company, any Guarantor or any Holder, such notice identifying this Indenture and the Company and stating that such notice is a notice of Default or Event of Default.

Section 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default described in clauses (8) or (9) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25.0% in principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

(b) In case an Event of Default described in clauses (8) or (9) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1) the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 days after the declaration of acceleration with respect thereto; and

(2) (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d) If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default on or after December 1, 2018, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default prior to December 1, 2018, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes redeemed plus the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated plus accrued and unpaid interest.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a voluntary or involuntary bankruptcy or insolvency event (including the acceleration of claims by operation of law) or pursuant to a plan of reorganization), the premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations under the Notes hereunder, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or the Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the Notes

(e) The Holders of a majority in principal amount of the outstanding Notes may waive all past Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences hereunder, except:

(1) a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and

(2) a Default or Event of Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and, if applicable, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes, the Security Documents or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action hereunder or under the Security Documents, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits. Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) the Holders of at least 25.0% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Bring Suit. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of any payment of principal, premium, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities. If the Trustee collects any money or property pursuant to this Article 6 or pursuant to the foreclosure or other remedial provisions contained in the Security Documents, it shall pay out the money or proceeds of property in the following order:

(1) to the Trustee, the Collateral Agent and its respective agents and attorneys for amounts due hereunder or under the Security Documents, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

Section 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(3) However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Security Documents and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, statement, certificate, instrument, opinion, report, notice, request, consent order, appraisal, bond or any other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Notes, the Note Guarantees or the Security Documents.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f) None of the provisions of this Indenture or the Security Documents shall require the Trustee, Paying Agent, Transfer Agent or Registrar to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee shall have no duty (A) to see to any recording, filing or depositing of this Indenture or any Security Document, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of such recording or filing or depositing, or to any rerecording, refiling or redepositing of any thereof (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust.

(m) The Trustee and any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Indenture or any Security Document (each, a “Financing Document” and, collectively, the “Financing Documents”), or any certificate, financial statement or other document furnished at any time under or in connection with this Indenture or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of the Company and the Guarantors or any Person in this Indenture or any other Financing Document (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the Collateral or any other Financing Document, or any other instrument or writing furnished in connection herewith or therewith, in respect of the Company or the Guarantors or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Security Document. Without limiting the generality of the foregoing, the Trustee or any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral, the determination of the fair market value of any Collateral, or any other matters determined hereunder or under the other Financing Documents.

(n) The right of the Trustee to perform any discretionary or permissive act enumerated in this Indenture or any Security Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(o) Delivery of reports, information and documents to the Trustee and the Paying Agent is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee and the Paying Agent are entitled to rely exclusively on Officer’s Certificates). Neither the Trustee nor the Paying Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture or the Security Documents.

(p) The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(q) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(r) The Trustee shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

Section 7.03. Individual Rights of Trustee. The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein, in the Security Documents or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will give to each Holder a notice of the Default within 90 days after it obtains knowledge thereof. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to know of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is a Default or an Event of Default is received by the Trustee at its Corporate Trust Office.

Section 7.06. [Reserved].

Section 7.07. Compensation and Indemnity. (a) The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Notes, the Note Guarantees and the Security Documents as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and reasonable expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee for, and hold each of the Trustee and any predecessor Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture, the Notes, the Note Guarantees and the Security Documents against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith as determined by a court of competent jurisdiction in a final, non-appealable decision.

(c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge. (a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22, with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to the covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(4) (only with respect to the covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8), 6.01(a)(9), 6.01(a)(11) (solely with respect to Restricted Subsidiaries), 6.01(a)(10) and 6.01(a)(12), in each case, shall not constitute an Event of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an internationally recognized firm of independent public accountants in writing to the Trustee and Paying Agent, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee and Paying Agent an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee and Paying Agent an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) the Company has delivered to the Trustee and Paying Agent an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;

(6) the Company has delivered to the Trustee and Paying Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7) the Company has delivered irrevocable instructions to the Trustee and Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Paying Agent pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law. Money and Government Securities so held in trust are not subject to Article 12.

(b) The Company will pay and indemnify the Trustee and Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Paying Agent will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and Paying Agent (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders. (a) Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Trustee, the Paying Agent and the Collateral Agent may amend or supplement this Indenture, the Notes or the Security Documents (subject, in the case of the Security Documents, to the rights of the other parties therein):

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Section 5.01;

(3) to add to the covenants of the Company or the Guarantors for the benefit of Holders of the Notes;

(4) to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(5) to surrender any right conferred upon the Company or the Guarantors;

(6) to evidence and provide for the acceptance of an appointment by a successor Trustee, Paying Agent, Transfer Agent, Registrar or Collateral Agent;

(7) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(8) to provide for any Note Guarantee, to secure the Notes (including, without limitation, providing for additional Collateral pursuant to the terms of the Security Documents) or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(9) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of any agreement that is not prohibited by this Indenture or the Security Documents;

(10) in the case of an joinder, amendment or supplement of the Security Documents, to provide for any joinder, amendment or supplement permitted by this Indenture and the Security Documents; or

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders to transfer Notes.

(b) Upon the request of the Company, and upon receipt by the Trustee or Collateral Agent of the documents described in Section 13.04, the Trustee or Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or amendment to the Notes or Security Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amendment that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders. (a) Except as provided in Section 9.01 and this Section 9.02, the Company, the Trustee, the Paying Agent and the Collateral Agent may amend or supplement this Indenture, the Notes and the Security Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Company, and upon the filing with the Trustee or Collateral Agent of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee or Collateral Agent of the documents described in Section 13.04, the Trustee or Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or amendment to the Notes or Security Documents unless such amendment directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice as described in Section 13.02(d) briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the rate of or extend the time for payment of interest on any Note;

(2) reduce the principal of any Note or extend the fixed maturity of any Note;

(3) reduce the amount payable upon redemption of any Note or change the time at which any Note may be redeemed or amend any provision of Section 3.09;

(4) change the currency for payment of principal of, or interest on, any Note;

(5) impair the right of Holders to institute suit for the enforcement of any payment of principal of, or interest or premium, if any, on the Notes;

(6) waive payment defaults with respect to the Notes;

(7) reduce the principal amount of Notes whose Holders must consent to any amendment or waiver;

(8) make any change in the amendment or waiver provisions of this Indenture which require each Holder’s consent;

(9) modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders of the Notes;

(10) make any change in the Note Guarantees that would adversely affect the noteholders in any material respect (unless otherwise permitted pursuant to the terms of this Indenture); or

(11) make any change in the provisions of the Security Documents dealing with the application of the proceeds of Collateral from the Lien under this Indenture and the Security Documents with respect to the Notes that would adversely affect the noteholders (unless otherwise permitted pursuant to the terms of this Indenture).

(f) Without the consent of Holders of at least two-thirds of the outstanding principal amount of the Notes, this Indenture shall not permit the release of all or substantially all of the Collateral (other than in accordance with the terms of the Security Documents or this Indenture).

(g) A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03. Compliance with Trust Indenture Act. If this Indenture is qualified under the Trust Indenture Act, every joinder, amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05. Notation on or Exchange of Notes. (a) The Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc. Upon the request of the Company, the Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. In executing any amendment, supplement or waiver, the Trustee and the Collateral agent, as applicable, shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and the Security Documents and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

GUARANTEES

Section 10.01. Note Guarantee. (a) Each Guarantor hereby, jointly and severally, irrevocably and unconditionally, guarantees, on senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full or performed when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or to the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full or performed when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the obligations of the Company hereunder or under the Notes). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

(c) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, then any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees. Each Guarantor that makes a payment under its Note Guarantee shall, to the fullest extent permitted by applicable law, be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with U.S. GAAP.

(f) Until terminated in accordance with Section 10.06, each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) The Note Guarantee issued by any Guarantor shall be a general secured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Debt of such Guarantor, if any, and secured on a first priority basis in respect of any Collateral shared with existing and future Senior Debt of such Guarantor.

(i) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law or being void or voidable under any law relating to insolvency of debtors.

Section 10.03. Execution and Delivery. To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit C hereto) shall be executed on behalf of such Guarantor by one of its authorized officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an officer whose signature is on this Indenture (or a supplemental indenture in the form of Exhibit C hereto) no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.11 hereof, the Company shall cause any Restricted Subsidiary to comply with the provisions of Section 4.11 hereof and this Article 10, to the extent applicable.

Section 10.04. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture, the Notes or the Security Documents shall have been paid in full.

Section 10.05. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Release of Note Guarantees. (a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1) (A) a sale or disposition (including by way of consolidation, merger or amalgamation) of all or a portion of the Capital Stock of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company;

(B) a sale or disposition (including by way of consolidation, merger or amalgamation) of all or substantially all of the assets of such Guarantor to a Person that is not the Company or a Restricted Subsidiary of the Company;

(C) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(D) the Designation of such Guarantor as an Unrestricted Subsidiary; or

(E) the release or discharge of such other guarantee that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and if any such guarantee is so reinstated, such guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.11); or

(F) the liquidation or dissolution of such Guarantor; provided that no Event of Default occurs as a result thereof or has occurred or is continuing;

provided, in each case that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture; and

(2) such Guarantor delivering to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b) At the written request of the Company and upon receipt of the items described in Section 10.06(a)(2) above, the Trustee and the Collateral Agent shall execute and deliver any documents reasonably requested in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

COLLATERAL

Section 11.01. Security Interest. The obligations of the Company under the Notes will be secured by a first priority Lien on the Collateral, subject to Permitted Liens. The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Note Guarantee and the performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under the Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee and the Collateral Agent, as applicable, to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance with the terms hereof and thereof. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed.

The Collateral will also secure certain of the Company’s and the Guarantors’ existing and future Second Lien Debt and other obligations permitted under this Indenture to be so secured, provided that an authorized representative of the holders of such Debt shall have executed the Intercreditor Agreement or a joinder thereto. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay the Notes, Note Guarantees and other obligations under the Indenture.

The Company will take, and will cause its Subsidiaries to take any and all actions (including those that may be requested by the Trustee or the Collateral Agent) reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent, subject to Permitted Liens.

Section 11.02. Security Documents. In order to secure the due and punctual payment of the Notes, the Company, the Guarantors, the Collateral Agent, the Trustee and the other parties thereto have entered into the Security Documents. Without limiting any of the rights and protections (including indemnities) of the Trustee or Collateral Agent hereunder, in the event of a conflict or inconsistency between the terms of this Indenture and the Security Documents, the Security Documents shall control.

The Trustee and the Collateral Agent shall be bound by the terms of the Intercreditor Agreement and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreement and the other Security Documents. Notwithstanding anything to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to the Security Documents and all rights and obligations of the Trustee and Collateral Agent hereunder are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitation and provisions of the Intercreditor Agreement. Without limiting any of the rights and protections (including indemnities) of the Trustee or Collateral Agent hereunder, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture, the terms of the Intercreditor Agreement shall govern.

Each Holder, by accepting a Note, agrees that the Liens on the Collateral are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto.

Section 11.03. Release of Collateral. (a) The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:

(1) in full, upon satisfaction of the Termination Conditions;

(2) in part, as to any property constituting Collateral (A) that is sold, transferred or otherwise disposed of by the Company or any of the Guarantors (other than to the Company or another Guarantor) in a transaction permitted by Section 4.16 hereof and by the Security Documents (to the extent of the interest sold or disposed of), (B) that are assets of, or Equity Interests in, any Subsidiary that ceases to be a Guarantor in accordance with the terms of this Indenture or (C) becoming an Excluded Asset or Excluded Real Property or that otherwise no longer constitutes Collateral; provided that if required to effect a transaction resulting in any release under clause (A), (B) or (C) such release may occur contemporaneously with or prior to such transaction if the Company delivers an Officers’ Certificate to the Trustee setting forth in reasonable detail such requirement;

(3) otherwise in accordance with, and as expressly provided for under, this Indenture or the Security Documents;

(4) in whole as to all Collateral that is owned by a Guarantor that is released from its Note Guarantee in accordance with this Indenture;

(5) in whole or in part, with the consent of Holders of the requisite percentage of Notes in accordance with the provisions of Section 9.02 hereof; and

(6) in whole, in accordance with the provisions of Article 12 hereof.

(b) Upon release of the Collateral, the Trustee and the Collateral Agent shall promptly, and are hereby authorized to, take such actions as reasonably requested by the Company or the Guarantors in order to reconvey to the Company or the Guarantors, as the case may be, the released Collateral and, if necessary, the Collateral Agent shall cooperate with the Company to, and is hereby authorized to, at the Company’s expense, authorize the filing by the Company of such documents or instruments (that are prepared by the Company and provided to the Collateral Agent) as shall be necessary to provide for the release by the Collateral Agent of the released Collateral; provided that prior to any such release, the Company shall deliver an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to such release have been complied with.

(c) Any release of Collateral permitted by this Section 11.03 shall be deemed not to impair the remaining Liens under this Indenture and the Security Documents in contravention thereof.

Section 11.04. Collateral Agent; Intercreditor Agreement. The Trustee and each of the Holders by acceptance of the Notes hereby acknowledge the appointment of the Collateral Agent under the Security Documents and agree that the Collateral Agent shall have the rights, duties and responsibilities as set forth in the Security Documents. On the Issue Date, the Trustee and the Collateral Agent is hereby authorized and directed to enter into the Intercreditor Agreement.

The Collateral Agent is hereby authorized to execute and deliver the Security Documents and each applicable Intercreditor Agreement or joinder thereto. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action without the direction of the Holders of at least a majority in aggregate principal amount of the Notes and may, at the expense of the Company, request the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes along with security and indemnity satisfactory to the Collateral Agent, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement then extant, if entered into; provided, further, that upon execution of an Intercreditor Agreement, the Collateral Agent shall act at the direction of those directing parties entitled to so direct the Collateral Agent thereunder and the Collateral Agent shall be protected in the same manner contemplated by this Section.

Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any first priority Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the first priority Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Sections 7.01, 7.02, 7.03 and 7.07, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 11.04 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence, bad faith or willful misconduct. In acting under any Security Document, the Collateral Agent shall enjoy the rights, privileges, protections, immunities and benefits that are extended to the Collateral Agent hereunder.

Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 7.08 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

At all times when the Trustee is not itself the Collateral Agent, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

Upon the receipt by the Collateral Agent of a written request of the Company signed by any Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Collateral Agent, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.04, (ii) instruct the Collateral Agent to execute and enter into such Security Document and (iii) certify that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge. (a) This Indenture will be discharged, and will cease to be of further effect as to all Notes, when:

(1) (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Registrar for cancellation; or

(B) all Notes that have not been delivered to the Registrar for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within three months or (iii) have been called for redemption by reason of the mailing of a notice of redemption and, in each case, the Company has irrevocably deposited or caused to be deposited with the Paying Agent as funds in trust solely for the benefit of the holders of the Notes, U.S. dollars or U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt (including all principal interest and premium, if any) on the Notes not delivered to the Registrar for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Event of Default has occurred and will continue after the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(3) the Company or any Restricted Subsidiary has paid or caused to be paid all other sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Paying Agent under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company shall deliver to the Trustee and Paying Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 12.02. Application of Trust Money. (a) Subject to the provisions of Section 8.06, all money deposited with the Trustee or the Paying Agent pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee or the Paying Agent, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01. [Reserved].

Section 13.02. Notices. (a) Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission (provided that, with respect to the Trustee, such electronic transmission shall be in the form of a pdf file of a document executed by the required Person) , to its address:

if to the Company or any Guarantor:

c/o Cobalt International Energy, Inc.

920 Memorial City Way, Suite 100

Houston, Texas 77024

Fax No.: (713) 579-9184

Email: jeff.starzec@cobaltintl.com

Attention: General Counsel

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Fax No.: (212) 701-5658

Email: byron.rooney@davispolk.com

Attention: Byron B. Rooney, Esq.

if to the Trustee or Collateral Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Cobalt International Energy, Inc. Administrator

Fax No: (612) 217-5651

The Company, any Guarantor, the Trustee or the Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) Each of the Trustee and the Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture or Security Documents, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent, as applicable:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture or the Security Documents, as applicable, relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Currency Indemnity. (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the Notes, this Indenture and the guarantees, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or any of the Guarantors or otherwise) by any holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors will only constitute a discharge to the Company or the Guarantors, as the case may be, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will promptly remit such excess to the Paying Agent who will in turn remit such amount to the Company. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

(b) For the purposes of the preceding subsection, it will be sufficient for the holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a Note and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 13.07. Consent to Jurisdiction and Service; Waiver of Immunities. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes and the Guarantees, the Company and each Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

The Company and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes, the Guarantees or the Security Documents or the subject matter hereof or thereof may not be enforced in such courts.

The Company and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 13.07 shall affect the right of the Trustee or Collateral Agent to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or any Guarantor or its property in the courts of any other jurisdictions.

Section 13.08. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Collateral Agent, Registrar, Transfer Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.09. No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.10. Governing Law. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK..

Section 13.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT, THE TRANSFER AGENT, THE PAYING AGENT AND THE REGISTRAR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.12. Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee or the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.13. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.14. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.15. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.16. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.17. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.18. Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.19. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, Wilmington Trust, National Association (in each of its capacities hereunder) is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with it. The parties to this Indenture agree that they will provide Wilmington Trust, National Association (in each of its capacities hereunder) with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.20. Payments Due on Non-Business Days. In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.21. Accounting Provisions. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided, that the Company shall have the sole discretion to give effect to, for purposes of this Indenture, any change, modification, restatement, reinterpretation or revision of U.S. GAAP (or its application thereof) after the Issue Date that results in the Company’s operating leases or licenses to be reclassified or otherwise treated as capital leases.

[Signatures on following page]

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Chief Financial Officer and Executive Vice President

COBALT INTERNATIONAL ENERGY L.P.

By: COBALT INTERNATIONAL ENERGY GP, LLC, its general partner

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Authorized Officer

COBALT INTERNATIONAL ENERGY GP, LLC

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Authorized Officer

Cobalt GOM LLC

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Authorized Officer

COBALT GOM #1 LLC

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Authorized Officer

COBALT GOM #2 LLC

By:	/s/ David D. Powell
	Name:	David D. Powell
	Title:	Authorized Officer

[Signature Page to Indenture for 10.750% First-Lien Senior Secured Notes due 2021]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Indenture for 10.750% First-Lien Senior Secured Notes due 2021]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

Section 1.1	Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” means the 40-day distribution compliance period as defined in Regulation S..

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)

Term:	Defined in Section:

“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1	Form and Dating

(a) The Notes issued on the date hereof shall be resold initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested by the Company or the Trustee pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested by the Company or the Trustee pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Until the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend unless:

(A) such Note was transferred (1) to the Company or any Guarantor (within the meaning of Rule 144) or (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfor; or

(B) such Note was transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act (subject to the requirements set forth in clause (iv) below); or

(C) the Company delivers written notice to the Trustee (including, without limitation, by the Company’s delivery of an Officer’s Certificate to the Trustee for removal of the Restricted Notes Legend and authentication of one or more Unrestricted Global Notes (each a “Free Transferability Certificate”) as provided herein) stating that the Restricted Notes legend may be removed from such Note and all Applicable Procedures have been complied with.

(iii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iv) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(v) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Registrar may reasonably request.

(vi) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iv) and (v), the Company shall issue and the Trustee shall authenticate a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the form below until the date that is one year after the Issue Date (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”).

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT DAVID D. POWELL, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, AT (713) 579-9104, OR 920 MEMORIAL CITY WAY, SUITE 100, HOUSTON, TEXAS 77024.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS GLOBAL NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS GLOBAL NOTE. THE HOLDER SHOULD CONTACT DAVID D. POWELL, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, AT (713) 579-9104, OR 920 MEMORIAL CITY WAY, SUITE 100, HOUSTON, TEXAS 77024.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) Upon the expiration of the time period described in clause (i) of this Section 2.2(e), the Company shall use reasonable efforts to effect an exchange of every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that do not bear any Restricted Notes Legend. To effect such mandatory exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days prior to the date set for such mandatory exchange (or such shorter time as may be permitted by the Applicable Procedures) and (B) deliver to the Trustee an Authentication Order instructing the Trustee to authenticate and deliver the Notes without Restricted Legends, a duly completed Free Transferability Certificate and an Opinion of Counsel to the effect that the Restricted Notes Legend may be removed from such Notes to be exchanged. The first date on which the Trustee shall have received such Free Transferability Certificate will be known as the “Resale Restriction Termination Date.” Immediately upon receipt of the documents set forth in clause (B) above by each of the Trustee and the Registrar, the Company shall issue, and the Trustee and Registrar shall authenticate and deliver a Note (or Notes) without any Restricted Notes Legend;

(iv) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(v) Notwithstanding anything to the contrary in this Section 2.2(e), the Company will not be required to deliver the Free Transferability Certificate or an Opinion of Counsel if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.15, Section 4.16, Section 4.18 and Section 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar and the Company to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3	Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $1,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global OID Legend, if applicable]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

10.750% First-Lien Senior Secured Notes due 2021

No. [RA- ] [RS- ] [RIAI- ]	[Up to][2] [$ ]

Cobalt International Energy, Inc. promises to pay to [CEDE & CO.]3 [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $ (        Dollars)]5 on December 1, 2021.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

[1]	Rule 144A Note CUSIP: 19075F AC0

Rule 144A Note ISIN: US19075FAC05

Regulation S Note CUSIP: U19116 AA7

Regulation S Note ISIN: USU19116AA77

[CUSIP for Unrestricted Global Note: 19075F AD8]

[ISIN for Unrestricted Global Note: US19075FAD87]

[2]	Include in Global Notes.
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

10.750% First-Lien Senior Secured Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Cobalt International Energy, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10.750% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 6, 2016; provided that the first Interest Payment Date shall be June 1, 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of December 6, 2016 (as amended or supplemented from time to time, the “Indenture”), among Cobalt International Energy, Inc., the Guarantors named therein and the Trustee, Collateral Agent, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Company designated as its 10.750% First-Lien Senior Secured Notes due 2021. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes, governmental charges and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the

Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Cobalt International Energy, Inc.

920 Memorial City Way, Suite 100

Houston, Texas 77024

Fax No.: (713) 579-9184

Email: jeff.starzec@cobaltintl.com

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Registrar by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Registrar a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:

Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE”1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[1]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

☐ Section 4.15                    ☐ Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Cobalt International Energy, Inc.

920 Memorial City Way, Suite 100

Houston, Texas 77024

Fax No.: (713) 579-9184

Email: jeff.starzec@cobaltintl.com

Attention: General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Cobalt International Energy, Inc. Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 10.750% Senior Secured Notes due 2021 (the “Notes”) of Cobalt International Energy, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the

B-1

following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [    ], 20[    ], among    (the “Guaranteeing Subsidiary”), a subsidiary of Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of December 6, 2016, providing for the issuance of $500,000,000 aggregate principal amount of 10.750% First-Lien Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Company [and the Guaranteeing Subsidiary] are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and the Security Documents and to be bound by the terms of the Indenture and the Security Documents applicable to Guarantors, including Article 10 of the Indenture.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL

C-1

BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. Sufficiency. The Trustee and Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:
Name:
Title:

C-2

SCHEDULE 4.22

CONDITIONS SUBSEQUENT

1.	With respect to the Mortgage (as defined below) delivered on the Issue Date:

a.	The law firm of Liskow & Lewis shall, not later than one (1) Business Day after the Issue Date, have delivered original counterparts of the Mortgage to be filed in the mortgage records of Cameron, Vermilion, Iberia, St. Mary, Terrebonne, Lafourche, Jefferson, Plaquemines and St. Bernard Parishes, Louisiana, together with all fees necessary to record the same;

b.	The law firm of Liskow & Lewis shall, not later than seven (7) days after the Issue Date, have delivered copies of recorded Mortgages to the Collateral Agent, filed in the mortgage records of Cameron, Vermilion, Iberia, St. Mary, Terrebonne, Lafourche, Jefferson, Plaquemines and St. Bernard Parishes, Louisiana;

c.	The law firm of Liskow & Lewis shall, not later than one (1) Business Day after the Issue Date, have delivered an original counterpart of the Mortgage to be filed in the Non-Required Files maintained by the Bureau of Ocean Energy Management (“BOEM”); and

d.	The law firm of Liskow & Lewis shall, not later than 10 days after the Issue Date, have delivered a copy of the recorded Mortgage filed in the Non-Required Files maintained by BOEM to the Collateral Agent.

2.	Not later than 20 days after the Issue Date (the “Title Opinion Delivery Date”), the Company shall deliver to the Collateral Agent the following:

a.	customary title opinions from the Company’s Louisiana counsel covering the leasehold interests of Cobalt International Energy, L.P. (“Cobalt LP”) in the Oil and Gas Properties listed under the heading “Leases” and subheadings “Anchor,” “North Platte,” “Shenandoah” and “South Anchor” on Exhibit A to the First Lien Act of Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, dated as of the date hereof, by and among Cobalt LP, Cobalt GOM #1 LLC and the Collateral Agent (the “Mortgage”), which opinions shall reveal no Liens on such leasehold interests other than Permitted Liens, except as specified therein; and

b.	customary supplemental title opinions based on the limited original title opinions dated November 23, 2015 from the Company’s Louisiana counsel covering the leasehold interests of Cobalt GOM #1 LLC in the Oil and Gas Properties listed under the heading “Lease Listings” and subheading “Heidelberg” on Exhibit A to the Mortgage, which opinions shall reveal no Liens on such leasehold interests other than Permitted Liens, except as specified therein;

provided, that if any title defect that is not a Permitted Lien is discovered on or prior to the Title Opinion Delivery Date with respect to any of the leasehold interests that are the subject of the title opinions referenced in clauses (a) and (b) above, then (i) such title opinion shall so reflect such exception, and (ii) the Company shall be entitled to cure such title defect and deliver an update of the applicable title opinion, stating that such title defect is removed of record, not later than 40 days after the original Title Opinion Delivery Date.

3.	Not later than 20 days after the Issue Date, the Company shall deliver to the Collateral Agent scanned copies of the certified copies of all lease instruments and related assignments filed with the adjacent Parishes of the State of Louisiana establishing Cobalt LPs title in the leasehold interests listed under the heading “Lease Listings” and subheadings “South Anchor,” “Latvian,” “Rocky Mountain,” “Baffin Bay,” “Rum Ramsey,” “Ocoee,” “Williams Fork,” and “Fraser” on Exhibit A to the Mortgage.

4.	The Company shall deliver all Control Agreements to the Collateral Agent as required by Section 5(e) of the Security Agreement.

5.	The Trustee and Collateral Agent shall have no obligation to determine the Company’s compliance with the foregoing items 1, 2, 3 or 4, but the Company, promptly upon the completion of any such item requirement shall deliver to the Trustee and Collateral Agent an Officers’ Certificate confirming that it has delivered all such documents as required by the terms of this Schedule and the Financing Documents.